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                                                                Exhibit 10.7
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                                    SUBLEASE

                                     between

                                PXRE CORPORATION

                                    Landlord

                                       and

                                  I-many, Inc.,

                                     Tenant

                                February 11, 2000



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                              PORTION OF 12TH FLOOR
                               399 THORNALL STREET
                               EDISON, NEW JERSEY


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         AGREEMENT OF SUBLEASE made as of this 11th day of February 2000, between PXRE CORPORATION, a New Jersey Limited Partnership, having an office at 399 Thornall Street, Edison, New Jersey (hereinafter referred to as "Landlord") and I-many, Inc., a Delaware corporation having an office at 537 Congress Street, Suite 500, Portland, Maine 04101 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord is the tenant under the Lease (hereinafter defined), which Lease demises certain Premises (hereinafter defined) in the Building (hereinafter defined); and

         WHEREAS, Tenant desires to sublet a portion of said Premises, and Landlord is willing to sublet the same, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

         1.       DEFINITIONS.

         As used herein the following terms shall have the meanings hereinafter set forth:

         "BUILDING" shall mean the building known as 399 Thornall Street, Edison, New Jersey, which building, together with the real property upon which it stands, is more fully described in the Lease;

         "ESCALATION RENT" shall have the meaning set forth in Section 4 hereof;

         "EXPIRATION DATE" shall mean 11:59 p.m. on the last day of the thirty-sixth (36th) month next following the Sublet Space Commencement Date, or any earlier date upon which the term of this sublease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this sublease or pursuant to law;

         "FIXED RENT" shall mean the amounts set forth in Section 3 hereof;

         "LEASE" shall mean that certain lease between Prime Lessor and Landlord (as "Tenant" thereunder), dated November 1, 1999, demising the Premises in the Building, as amended by a certain First Amendment to Lease dated contemporaneously herewith, as the same may be further amended, modified and/or supplemented at any time subsequent to the date of this sublease;

         "LEASE EXPIRATION DATE" shall mean October 31, 2009;

         "PREMISES" shall mean the Premises (as defined in the Lease);

         "PRIME LESSOR" shall mean THORNALL ASSOCIATES, L.P., and any successor thereto or assignee thereof;

         "SUBLET SPACE" shall mean that portion of the Premises located on the twelfth (12th) floor of the Building and shown cross-hatched on EXHIBIT "A" annexed hereto;

         "SUBLET SPACE COMMENCEMENT DATE" shall mean the date on which the Sublet Space is legally demised by Prime Lessor from the balance of the Premises and Prime Lessor obtains a temporary or permanent certificate of occupancy with respect to the Sublet Space on Tenant's behalf. The Sublet Space Commencement Date shall be accelerated for any Tenant Delays, as hereinafter provided.

         "TENANT'S SHARE" shall mean, from time to time during the term of this sublease, the then fraction (expressed as a decimal), the numerator of which shall be the number of


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rentable square feet of the Sublet Space (presently deemed to be 10,951 rentable square feet) and the denominator of which shall be the number of rentable square feet of the Premises (presently deemed to be 24,238 rentable square feet).


   2.    DEMISE; USE.

         (1) Subject to Landlord's receipt of written approval from Prime Lessor of the subleasing contemplated hereby, Landlord subleases to Tenant, and Tenant hereby hires and takes from Landlord, the Sublet Space for a term (hereinafter defined as the "Term") commencing upon the Sublet Space Commencement Date and expiring upon the Expiration Date, subject to all terms, provisions, covenants and conditions of the Lease and this sublease.

         (2) Tenant shall have the unqualified and unrestricted right to use and occupy the Sublet Space for executive and general offices and for no other purpose.

         (3) Tenant shall accept the Sublet Space "as is" as of the date hereof; and Tenant acknowledges that it has retained Prime Lessor to prepare the Sublet Space for Tenant's occupancy at Tenant's sole cost and expense, as more particularly provided in Article 9 of this Sublease. Notwithstanding anything to the contrary contained herein, if the Sublet Space Commencement Date shall not have occurred by July 1, 2000, such date to be extended day-for-day for the occurrence of Tenant Delays (as hereinafter defined) or events of FORCE MAJEURE or other events beyond Landlord's reasonable control (up to a maximum period of sixty (60) days in the aggregate), then Tenant shall have the right to cancel this Lease by notice delivered to Landlord no later than July 15, 2000 (or 15 days following such extended Sublet Space Commencement Date). In this Lease "Tenant Delays" means a delay in the occurrence of the Sublet Space Commencement date resulting from any of the following causes: (i) a delay by Tenant in submitting Tenant's Plans or responding to Prime Lessor's requests for additional information or materials selections; or (ii) Tenant's request for additional work or additions to Tenant's Work; or (iii) other actions or omissions of Tenant which cause a delay in the completion of Tenant's Work including, without limitation, Tenant's failure to pay the cost of Tenant's Work when due).

   3.    FIXED RENT; ADDITIONAL RENT.

         (1) Tenant covenants and agrees to pay to Landlord during and throughout the Term of this sublease Fixed Rent at the rate of Two Hundred Seventy-Three Thousand Seven Hundred Seventy-Five Dollars ($273,775.00) per annum for each year (pro rated for any portion thereof) of the period from the Sublet Space Commencement Date to and including the Expiration Date payable in equal monthly installments of $22,814.58. Tenant shall pay the first month's Fixed Rent due upon signing. The parties agree to execute within ten (10) business days of the Sublet Space Commencement Date an amendment to this Lease confirming the date when the Sublet Space Commencement Date occurred.

         (2) Tenant shall pay Fixed Rent in equal monthly installments in advance, on the fifth (5th) business day prior to the first day of each calendar month during the Term of this sublease. The monthly installment of Fixed Rent payable on account of any partial calendar month during the Term of this sublease, if any, shall be prorated.

         (3) All sums of money, other than Fixed Rent, as shall become due and payable by Tenant to Landlord under this sublease, shall be deemed to be additional rent, and Landlord shall have the same rights and remedies in the event of non-payment of additional rent as are available to Landlord for the non-payment of Fixed Rent. Additional Rent shall include, but not be limited to, all Escalation Rent and all other costs, fees, expenses and charges due from and payable by Landlord to Prime Lessor which are attributable to, or arise with respect to, the Sublet Space. Unless otherwise specified, Tenant shall pay all Additional Rent and the same shall be due thirty (30) days after notice by Landlord.

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         (4) All Fixed Rent, Escalation Rent and all additional rent and other sums payable hereunder by Tenant shall be paid without any deduction, offset, abatement, defense and/or counterclaim whatsoever. All Fixed Rent, Escalation Rent and all additional rent and other sums payable hereunder shall be paid by check, drawn on Silicon Valley Bank, or upon a bank which is a member of the New York Clearing House or any successor thereto, issued directly from Tenant, without endorsements, to the order of Landlord or such other party as Landlord may designate in writing.

    4.   ESCALATION RENT.

         (1) In addition to Fixed Rent, Tenant covenants and agrees to pay to Landlord, from and after the Sublet Space Commencement Date, an amount ("Escalation Rent") equal to Tenant's Share of Tenant's Proportionate Share of any Increase (as said term is defined in the Lease) in Taxes and Operating Expenses payable by Landlord (as "Tenant" under the Lease) with respect to each Year of the Term.

    5.   ELECTRICITY CHARGE.

         (1) Landlord shall furnish such electric energy as Tenant shall reasonably require for ordinary office uses during the hours of 8:00 a.m. through 6:00 p.m. Mondays through Fridays (excepting holidays), in an amount not less (but is not required to be more than) 6 watts demand load per useable square foot. Tenant shall pay for such electricity at an annual rate of $16,425.50 (the "Tenant's Electricity Charge") payable in equal monthly installments of $1,368.87 together with each monthly installment of Fixed Rent (representing $1.50/rentable square foot). Tenant acknowledges that the public utility rate schedule used to determine the value of electricity to be furnished by Landlord to Tenant may increase after the date hereof and in such event, the Tenant's Electricity Charge shall be increased accordingly and shall be determined by applying the prevailing local public utility rates, inclusive of any taxes included in or applicable to such rates and based upon the consumption of electricity by Tenant provided, however, Tenant shall in no case be liable for a Tenant's Electricity Charge of less than $1.50 per square foot for electricity.

         (2) Landlord shall have the right at any time and from time to time during the term to examine and survey the consumption by Tenant of electricity, including without limitation, examining and surveying, the electrical wiring, equipment and all lighting fixtures and apparatus consuming electricity in the demised premises, Tenant's hours of operation and all other factors relevant to Tenant's consumption of electricity. If, as a result of a survey made pursuant to this provision, Landlord determines that the value to Tenant of the electric energy supplied by Landlord (determined by the prevailing local public utility rates payable by Landlord for electrical service inclusive of all applicable "demand" and related charges including "fuel adjustment" charges and any taxes included in or applicable to such rates) has been increased because of increased use by Tenant or any other act or omission by Tenant, Tenant's failure to maintain its equipment in good order and repair, Tenant's use of the demised premises at other than the standard business hours specified in paragraph (a) above, or if there shall be an increase in charges by the public utility servicing the Building then in each such event, Tenant's Electricity Charge shall be increased by an amount equal to such increase in value, effective on a retroactive basis to the later to occur of: (i) the date of the occurrence of the event triggering such increase (herein, the "Trigger Date"); or (ii) the date which is one (1) year prior to the Trigger Date.

         (3) In no event shall the provisions of this Article result in any decreases in the Tenant's Electricity Charge below $1.50 per rentable square foot.

         (4) Landlord shall not be liable or responsible to Tenant for any loss, damage or expense that Tenant sustains or incurs if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Tenant's requirements unless due to the gross negligence or willful misconduct of Landlord.

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


         (5) Tenant, at its sole cost and expense, shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Sublet Space.

     6.  TENANT'S RIGHTS; PERMITTED USE.


         (1) Landlord shall not be obligated to perform any obligation which is the obligation of Prime Lessor under the Lease and Landlord shall not be liable to Tenant for Prime Lessor's failure to perform or observe any covenant or obligation under the Lease; accordingly, Landlord's obligations hereunder are conditional when such obligations require parallel performance by Prime Lessor. Without limiting the foregoing, Tenant recognizes and agrees that Landlord shall not be required to provide or render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations required of Prime Lessor by the terms of the Lease. Landlord agrees, however, to use reasonable efforts to enforce its rights against Prime Lessor under the Lease for the benefit of Tenant upon Tenant's written request therefor (and to forward to Prime Lessor any notices or requests for consent as Tenant may reasonably request). Tenant shall promptly reimburse Landlord for any and all costs which Landlord shall incur in expending such efforts, and Tenant does hereby indemnify and agree to hold Landlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in expending such efforts. Nothing contained herein shall require Landlord to institute any suit or action to enforce any such rights; provided, however, that if Landlord shall elect not to institute a suit or action to enforce such rights, then, at the request of Tenant, Landlord shall permit Tenant to institute an action or proceeding against Prime Lessor in the name of Landlord to enforce Landlord's rights under the Lease which are applicable to Tenant (and shall cooperate with such reasonable requests of Tenant as may be necessary to enable Tenant to proceed in Landlord's name), provided that (i) Tenant shall not then be in default under any of the terms, covenants or conditions of this sublease, (ii) such action shall be prosecuted at the sole cost and expense of Tenant and Tenant shall agree to indemnify and hold Landlord harmless from and against any loss, claims, liabilities, damages, costs and expenses (including without limitation, reasonable attorneys, fees and disbursements) incurred or suffered by Landlord in connection with such action or proceeding; (iii) Tenant shall use counsel approved by Landlord, which approval shall not be unreasonably withheld or delayed; (iv) Landlord shall determine, in the reasonable exercise of its judgment, that such suit or action is not arbitrary or capricious or primarily of nuisance value; and (v) Landlord shall have first given Prime Lessor a demand and notice of default (it being agreed that Landlord shall give Prime Lessor such demand and notice of default within a reasonable time after Tenant shall request that such notice be given) and Prime Lessor shall have failed to cure such default within the period, if any, set forth in the Lease for the curing of such default, or if no such period is provided for, within a reasonable period thereafter (giving due consideration to the nature of the default). In any instance in which Tenant would have the right to institute an action or proceeding against Prime Lessor in accordance with the provisions of this Section in the name of Landlord but for the fact that Landlord's remedies under the Lease are limited to arbitration in accordance with the provisions of the Lease, Landlord shall, upon the request of Tenant, but subject to all of the foregoing provisions of this Section, enforce Landlord's rights under the Lease for the benefit of Tenant by arbitration in accordance with the provisions of the Lease, provided that Tenant shall pay to Landlord, upon demand, all reasonable out-of-pocket costs and expenses incurred in connection therewith by Landlord.

         (2) Tenant acknowledges that the failure of Prime Lessor to provide any services or comply with any obligations under the Lease shall not entitle Tenant to any abatement, offset, or reduction in rent payable hereunder; provided, however, that if and to the extent Landlord receives a rent abatement, offset, or reduction from Prime Lessor on account of such failure, Tenant shall be entitled (x) with respect to an abatement or reduction applicable to both the Sublet Space and the balance of the Premises, to a proportionate abatement, offset, or reduction of the rents payable by Tenant pursuant to this sublease, apportioned equitably, after first


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deducting Landlord's reasonable, out-of-pocket costs, if any, in obtaining such rent abatement or reduction, and (y) with respect to an abatement or reduction applicable to the Sublet Space only, Tenant shall be entitled to the entire abatement, offset, or reduction after first deducting Landlord's reasonable out-of-pocket costs, if any, in obtaining such rent abatement or reduction.

     7.   INCORPORATED LEASE.


         (1) Except as may be inconsistent with the provisions of this sublease, all of the terms, covenants and conditions of the Lease are hereby made part hereof with the same force and effect as if fully set forth at length herein as if the term "Landlord" herein referred to Landlord in the Lease and the term "Tenant" herein referred to Tenant in the Lease. Wherever the Lease refers to the "Demised Premises," such references for the purposes hereof shall be deemed to refer to the Sublet Space. Notwithstanding the foregoing, the parties agree that the following provisions are not incorporated into this sublease: Article 1 (other than Section 1.07); Section 2.05; Section 3.01; Section 3.03; Article 4;
Article 5 (except that Tenant shall be liable for all Escalation Rent as provided herein); Sections 6.02 - 6.03; Sections 9.02 and 9.03; Section 14.02; Sections 15.01 and 15.02; Section 16.01; Article 17; Article 30; Article 43; Exhibit A; Exhibit B; Exhibit C; Exhibit D; and Exhibit G.

         (2) Tenant covenants that Tenant shall not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Lease; it being expressly agreed to by Tenant that any such violation, breach or default shall constitute a material breach by Tenant of a substantial obligation under this sublease. Tenant hereby agrees that Tenant shall indemnify and hold Landlord harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising from or in connection with any default by Tenant in Tenant's performance of those terms, covenants and conditions of the Lease which are or shall be applicable to Tenant, as above provided, and all amounts payable by Tenant to Landlord on account of such indemnity shall be deemed to be additional rent hereunder and shall be payable upon demand.

         (3) This sublease is expressly made subject and subordinate to the Lease and to all encumbrances and other matters to which the Lease is subject. In any case where the consent or approval of Prime Lessor shall be required pursuant to the Lease, Landlord's consent shall also be required hereunder. If, pursuant to the terms of this sublease, Tenant must obtain the consent or approval of Landlord, and Landlord must, pursuant to the Lease, obtain the consent of Prime Lessor or the consent of the holder of any mortgage, superior lease or other interest to which this sublease or the Lease is subordinate, Landlord agrees to: (i) promptly forward a copy of Tenant's request for such consent or approval, together with all relevant documents in Landlord's possession, to Prime Lessor or the holder of any superior interest and (ii) use its reasonable efforts to secure any such consent(s) and/or approval(s). If Prime Lessor or the holder of such superior interest refuses to grant such consent or approval and, as a result, Landlord withholds its consent to Tenant's request therefor, such withholding by Landlord shall not be deemed to be an unreasonable refusal to grant such consent or approval or result in Landlord having any liability under this Lease; provided, however if Prime Lessor or the holder of such superior interest is required to grant such consent or approval or to not reasonably withhold such consent or approval pursuant to the terms of the Lease, then the rights of Tenant and the obligations of Landlord set forth in Section 6(a) hereof shall apply. Notwithstanding the foregoing, so long as Prime Lessor and Tenant shall be the same Person, Tenant may submit Prime Lessor's consent to Landlord at such time as Tenant requests Landlord's consent thereto and the granting or withholding of Landlord's consent shall be governed by all other provisions of this Sublease.

         (4) Tenant agrees to be bound, for all purposes of this sublease, by any modifications or amendments to the Lease, provided that any such modifications or amendments to the Lease do not discriminate against Tenant or increase Tenant's obligations under this sublease, shorten the term of this sublease or decrease Tenant's rights under this sublease or otherwise materially adversely affect Tenant's rights or obligations under this sublease or permit this sublease to be canceled or terminated without Tenant's prior written consent provided, however, that Landlord shall have the right to terminate this sublease in the event that Landlord


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


terminates the Lease in accordance with the provisions of any of Articles 21 or 22 of the Lease or Landlord elects to terminate the Lease pursuant to Article 42.

         (5) Tenant agrees that Landlord shall have no liability to Tenant if the term of this sublease shall terminate by reason of (i) Landlord's Prime Lessor's or Landlord's exercise of any of their respective rights set forth in
Article 21, 22 or 42 of the Lease or (ii) Tenant's breach of any of the terms, covenants or conditions of this sublease on Tenant's part to be observed or performed or (iii) a termination of any ground or underlying leases referred to in Article 6 of the Lease to which the Lease is subordinate, and all amendments thereto or by reason of a foreclosure (or deed in lieu of foreclosure) of any of the mortgages referred to in Article 6 of the Lease. Tenant covenants and agrees that if, by reason of a default on the part of Landlord, as the tenant under the Lease, in the performance of any of the terms or provisions of the Lease, or for any other reason of any nature whatsoever, such lease or the leasehold estate of the tenant thereunder, is terminated by summary dispossess proceeding or otherwise, then Tenant will attorn to Prime Lessor, and will recognize Prime Lessor as Tenant's landlord under this sublease. Tenant covenants and agrees to execute and deliver, at any time and from time to time, within five (5) days following a request therefor by Landlord or Prime Lessor, any instrument which may be reasonably necessary or appropriate to evidence such attornment. If Landlord shall agree with Prime Lessor to surrender or cancel the Lease (or any portion thereof, if such portion includes the Sublet Space) or shorten the Term of the Lease (or any portion thereof, if such portion includes the Sublet Space) this sublease shall not be affected thereby and shall continue on all of the same terms and conditions set forth herein, EXCEPT HOWEVER, that Tenant will attorn to and-recognize Prime Lessor as its direct Landlord to the extent of such portion of the Lease (or the Term) so surrendered and thereupon, this sublease, to such extent, shall become a direct Lease between Tenant and Prime Lessor and Tenant will execute any documents reasonably requested by Prime Lessor to evidence such attornment.

     8.   CONDITION OF THE SUBLET SPACE; TENANT'S WORK; LANDLORD'S CONTRIBUTION.

         (1) It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this sublease, which alone fully and completely expresses their agreements, and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in this sublease. Tenant agrees to accept possession of the Demised Premises in "as is" and "where is" condition as of the date hereof; and Landlord is not required to perform work of any kind, nature or description to prepare the Sublet Space for Tenant's occupancy other than to deliver the Sublet Space in "broom clean" condition.

         (2) Tenant acknowledges and agrees that any and all alterations, installations, renovations or other items of work necessary to prepare the Sublet Space for Tenant's initial occupancy ("Tenant's Work" or "Tenant's Changes") shall be performed by Prime Lessor on Tenant's behalf, at Tenant's sole cost and expense as said Tenant's Work is further described in Article 9 of this Sublease. Without limiting the foregoing, Prime Lessor shall construct such walls as may be necessary to demise the Sublet Space from the balance of the Premises and construct a common corridor and all other alterations and installations required in connection therewith in order to demise the Sublet Space in compliance with all legal and insurance requirements.

     9.   TENANT'S CHANGES; RESTORATION.

         (1) Subject to the receipt of Landlord's consent, which consent shall not be unreasonably withheld, Tenant shall have the right to make, cause to be made or allow to be made during the Term any and all Tenant's Changes (as defined in the Lease), and improvements in the Sublet Space or any portion of the Sublet space in accordance with the provisions of Article 12 of the Lease which are incorporated herein by reference, as the same may be amended from time to time. Tenant shall also be required to obtain the consent of Prime Lessor to any Tenant's Changes proposed to be made by Tenant as though Tenant were the Tenant under the Lease. All of Tenant's Changes (including the initial fit-out of the Sublet Space) shall be


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


performed in compliance with all applicable provisions of the Lease including, without limitation, Article 3 and Schedule B to the First Amendment to the Lease.


         (2) Tenant agrees to cause Prime Lessor (or, in the alternative, to cause Landlord to cause Prime Lessor) to perform all Changes and all Tenant's Work necessary to prepare the Sublet Space for Tenant's initial occupancy in accordance with the plans and specifications annexed hereto as Exhibit "C". Without limiting the foregoing, Tenant acknowledges that Tenant will be required to use Prime Lessor as its contractor in the manner provided by Schedule B to the First Amendment to Lease, and that Tenant will be required to pay all costs of the Changes and other work performed by Prime Lessor for and on behalf of Tenant, without regard to whether such Changes or other work is billed to Landlord or to Tenant directly by Prime Lessor. Tenant understands that Landlord has not agreed to incur any costs in connection with any of Tenant's Changes (including, without limitation, Tenant's initial fit out) and that Tenant will be required to pay or reimburse to Landlord or to Prime Lessor, as applicable, the cost of all such work within five (5) business days of being billed by Landlord or the Prime Lessor as applicable. In furtherance of the foregoing, Tenant has delivered to Landlord available funds in the sum of $21,000.00 representing approximately 33% of the cost of Tenant's Work as reflected on a photocopy of a work authorization ("Work Order") dated January 24, 2000, provided to Tenant contemporaneously herewith (i.e. the total cost of Tenant's initial fit out is $62,345.00, consisting of $60,890.00 plus $1,455.00 for an alternate exhaust fan in the telcom room). It is anticipated that the cost of Tenant's initial fit out will not exceed $62,345.00 ;subject, however, to all conditions and qualifications set forth in the Work Order. Tenant agrees to pay all the costs of Tenant's initial fit out. Tenant's failure to make such payment or reimbursement shall, among other things, constitute a default under this Sublease and accelerate the Sublet Space Commencement Date one day for each day of delay in making such payment or reimbursement to Landlord. required by the Lease.

         (3) In the event that Tenant shall make any Tenant's Changes, decorations or improvements in or to the Sublet Space, Tenant shall secure and maintain all insurance coverages required by the Lease.

         (4) At Landlord's election, Tenant shall be required to demolish all of Tenant's changes and restore the Sublet Space at the end of the Term to its condition on the date of this Lease. Notwithstanding anything to the contrary contained in Article 12 of the Lease, if Landlord requires the Restoration of all or any part of Tenant's Changes, Landlord shall advise Tenant of such Restoration requirements at the time Landlord grants its consent to any such Tenant's Changes. If Landlord fails to require Restoration at the time it grants such consent, then Restoration shall not be required with respect to such Tenant's Changes.

     10.  INSURANCE.

         (1) Tenant shall, at its own cost and expense, obtain, maintain and keep in force during the Term for the benefit of Landlord, Tenant, Prime Lessor and such other parties as are named in the Lease, commercial general liability insurance which shall include premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages in a combined single limit amount of not less than $4,000,000.00 against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity, arising from or related to the conduct and operation of Tenant's business in, on or about the Sublet Space. Whenever in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional or different types of insurance coverage, Tenant shall, upon Landlord's request, promptly obtain such insurance coverage, at Tenant's expense.

         (2) Landlord, Prime Lessor and such other parties as are required to be named pursuant to the Lease, including, without limitation, Prime Lessor's agents and any lessor under any ground or underlying lease, shall be named as additional insureds in said policies and shall be protected against all liability occasioned by an occurrence insured against. All of said policies



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


of insurance shall be: (i) written as "occurrence" policies, (ii) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry, and (iii) issued by insurance companies which are rated not less than "A:XII" in Best's Key Rating Guide or which are otherwise reasonably satisfactory to Landlord, and which are licensed to do business in the State of New Jersey. Said policies shall also provide that the insurer will give Landlord at least thirty (30) days prior written notice of cancellation of said policy or of any material modification thereof, and shall comply with all of the provisions of the Lease. Tenant shall deliver to Landlord the policies of insurance or certificates thereof, together with evidence of the payment of premiums thereon, prior to the Sublet Space Commencement Date, and shall thereafter furnish to Landlord, at least twenty (20) days prior to the expiration of any such policies and any renewals thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon.

         (3) Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon at the maximum legal rate of interest from the date of such payment or the issuance of such policy, shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute additional rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

         (4) Notwithstanding anything to the contrary contained in the Lease, and notwithstanding the limits of insurance specified in this Section, Tenant agrees to defend, indemnify and hold harmless Landlord, and the agents, partners, shareholders, directors, officers and employees of Landlord, from and against all damage, loss, liability, cost and expense (including, without limitation, engineers', architects' and attorneys' fees and disbursements) resulting from any of the risks referred to in this Section. Such indemnification shall operate whether or not Tenant has placed and maintained the insurance specified in this Section, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from one or more of the aforesaid insurance companies; provided, however, that Tenant shall be relieved of its obligation of indemnity herein pro tanto of the amount actually recovered by Landlord from one or more of said insurance companies by reason of injury or damage to or loss sustained on the Sublet Space.

     11.  CASUALTY.

         (1) If the Sublet Space or any part thereof shall be damaged or rendered untenantable or if Tenant's means of ingress and egress to and from the Sublet Space is totally or substantially eliminated (in which case the Sublet Space shall be deemed to be completely untenantable) by fire or other casualty and this sublease is not terminated by Landlord or Prime Lessor pursuant to Section (b) hereof or by reason of a termination of the Lease then: (i) Fixed Rent and Escalation Rent hereunder shall be abated for such periods, if any, in respect of which Landlord receives corresponding abatements under the Lease with respect to the Sublet Space demised by this sublease and (ii) Landlord shall proceed, promptly and with reasonable diligence, to repair such damage to the Sublet Space as it is obligated to repair pursuant to Article 21 of the Lease. For the purposes of this sublease, Landlord's obligation to repair shall include all repairs to the Sublet Space except in respect of the repair or replacement of the personal property of Tenant or of improvements to the Sublet Space made by the Tenant. Tenant's occupancy or re-occupancy of any untenantable portion of the Sublet Space for the conduct of its business which theretofore was untenantable by reason of such fire or other casualty shall constitute a conclusive presumption that such portion of the Sublet Space is no longer untenantable, and any abatement of Fixed Rent or Escalation Rent applicable to such portion of the Sublet Space shall cease as of the date of such occupancy or re-occupancy.

         (2) If the Sublet Space or the Building are partially or totally damaged or destroyed by fire or other casualty, Tenant shall have no right to terminate this sublease and this sublease shall not be terminated by reason of such casualty unless the Lease is terminated by

Landlord or Prime Lessor pursuant to the provisions of the Lease. If the Lease is terminated pursuant to Article 21 thereof, this sublease shall terminate on the same date. Landlord shall give Tenant prompt notice of any such termination. Notwithstanding anything to the contrary contained herein, if the Sublet Space (or the means of ingress thereto and egress therefrom) shall be completely or partially destroyed by fire or other casualty so as to render the Sublet Space unusable by Tenant for a period of more than one hundred eighty (180) days (or for a period of forty-five (45) days if such fire or other casualty occurs in the last year of the Term of this Lease), then Tenant shall have the right to cancel this Lease by written notice to Landlord, which notice shall be delivered to the Landlord prior to the expiration of the aforementioned one hundred eighty
(180) or forty-five (45) day periods, respectively.

         (3) Landlord shall exert all commercially reasonable efforts to restore the Sublet Space following a casualty in a manner which will not unreasonably disturb Tenant or interfere with the conduct of Tenant's business in the Sublet Space. Subject to the preceding sentence, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty or the repair thereof. Landlord shall not be obligated to repair any damage to, or replace, Tenant's Property.

         (4) Landlord and Tenant each agree to use diligent efforts to cooperate with each other and with their respective insurers (and with Prime Lessor and its insurers) in order to facilitate the collection of all insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage and destruction of the Building or the Sublet Space (as defined herein or in the Lease) by fire or other casualty.

     12.  CONDEMNATION.

         (1) If the Lease is terminated as a result of any temporary or permanent taking of all or any portion of the Building, the Premises or the Sublet Space by condemnation, this sublease shall likewise terminate and Fixed Rent and Escalation Rent hereunder shall be apportioned as of the date of such termination.

         (2) In the event of any condemnation of all or any part of the Building, the Premises or the Sublet Space, Prime Lessor and/or Landlord shall be entitled to receive the entire compensation or award for any such condemnation. Tenant shall have no claim against Prime Lessor, Landlord or the condemning authority for the value of any unexpired portion of the Term or for Tenant's subleasehold interest and Tenant hereby expressly assigns to Prime Lessor and/or Landlord all of its right, title and interest in and to any such compensation or award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof. Nothing contained in this subsection (b) shall be deemed to prevent Tenant from making a separate claim in any condemnation proceeding for (i) any moving expenses incurred by Tenant and (ii) the value of any Tenant's property.

         (3) If the temporary use or occupancy of all or any part of the Sublet Space shall be condemned for any public or quasi-public use or purpose during the term, this sublease and the Term shall be and remain unaffected by such condemnation and Tenant shall continue to be responsible for all of its obligations hereunder (except to the extent prevented from so doing by reason of such condemnation) and shall continue to pay all Fixed Rent and Escalation Rent in full. In the event of any such condemnation, Landlord, subject to the terms of the Lease, shall be entitled to appear, claim, prove and receive the entire award, which shall be appropriately apportioned between Tenant and Landlord.

         (4) The term "condemnation" as used herein shall include a taking for public use or purpose and any agreement in lieu of or in anticipation of the exercise of the power of eminent domain entered into by Prime Lessor, a ground lessor or a mortgagee and any governmental authority authorized to exercise the power of eminent domain.

     13.  ASSIGNMENT AND SUBLEASING.

         (1) Except as and to the extent provided in this Section 13, Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (i) assign or otherwise transfer this sublease or the term and estate hereby granted, (ii) sublet the Sublet Space or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Tenant and a related company (as such term is defined in the Lease), or (iii) mortgage, pledge, encumber or otherwise hypothecate this sublease or the Sublet Space or any part thereof in any manner whatsoever.

         (2) Provided that Tenant is not in default beyond any applicable grace or cure period under any of the terms, covenants and conditions of this sublease, Tenant shall have the right to further sublet any portion of the Sublet Space or to assign its interest in this sublease, subject to all of the following terms and conditions:

         i. Tenant shall have complied with the applicable provisions of the Lease incorporated herein by reference and shall obtain, prior to the effective date of the proposed sublease or assignment, the consent of Prime Lessor to such sublease or assignment, if required under the terms of the Lease and Landlord shall not have elected to recapture such portion of the Sublet Space;

         1. Tenant shall obtain the prior written consent of Landlord to the proposed sublease or assignment, which consent shall not be unreasonably withheld or delayed by Landlord, provided the following conditions are satisfied:

                  (1) Tenant shall have complied with, and be bound by, all sections of Article 8 of the Lease which are incorporated herein by reference pursuant to Section 7 of this sublease (it being understood, in each case, that any reference to a "subtenant" or "assignee" in those incorporated sections of Article 8 of the Lease shall be deemed to refer to Tenant's proposed subtenant or assignee); and

                  (2) the proposed tenant shall not be an "Excluded Person" (as such term is defined below); and

                  (3) there shall not be in the aggregate more than two (2) tenants or occupants (including Tenant) of the Sublet Space.


         2. For the purposes of subparagraph (b) above, the term "Excluded Person" shall mean: (i) a person whose then principal business is the sale or issuance of insurance or reinsurance policies, treaties or agreements; or (ii) any federal, state or local government entity, agency or instrumentality, school or employment agency or other person prohibited by the Lease; and

         3. Any attempted assignment or subletting made contrary to the provisions of this Section 13 and shall be null and void. No consent by Landlord or Prime Lessor to any assignment or subletting shall in any manner be considered to relieve Tenant from obtaining Landlord's and Prime Lessor's express written consent to any further assignment or subletting, if required under this sublease or under the Lease, respectively.

Notwithstanding anything to the contrary contained in this Article with respect to assignment and subletting, Landlord's consent shall not be required with respect to an assignment and/or subletting to a corporation or other entity which succeeds to all, or substantially all, of the assets and liabilities of the Tenant; provided that the net worth of such successor corporation or other entity, computed in accordance with generally accepted accounting principles and certified by a firm of certified public accountants to Landlord at the time such corporation or other entity succeeds to Tenant's interest in this Lease, shall be at least equal to the net worth of Tenant as of the date of this Lease. Notwithstanding the foregoing, the consent of Prime Lessor shall be required with respect to any such sublease or assignment.

     14.  LANDLORD'S REPRESENTATIONS.

         (1) To induce Tenant to enter into this sublease Landlord hereby represents, warrants and covenants to Tenant that:

         1.       The Lease is in effect and has not been terminated;

         2.       The Lease Expiration Date is October 31, 2009;

         3. Landlord is a duly formed and validly existing corporation. This sublease has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord; and

         4. The Lease annexed hereto as EXHIBIT "B" and made a part hereof is a true and complete copy of the Lease, except as to certain intentionally omitted provisions, which provisions are expressly made inapplicable to Tenant and the Sublet Space.

         (2) To induce Landlord to enter into this sublease Tenant hereby represents, warrants and covenants to Landlord that:

         1. Tenant is a duly formed and validly existing corporation with full power and authority to enter into this sublease and to perform its obligations hereunder in accordance with its terms; and

         2. this sublease has been duly authorized by all necessary corporate action, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

     15.  OCCUPANCY TAX.

         If any commercial rent or occupancy tax shall be levied with regard to the Sublet Space, tenant shall pay the same either to the taxing authority, or, if appropriate, to Landlord, as additional rent, not less than twenty (20) days before the due date of each and every such tax payment. In the event that any such tax payment shall be made by Tenant to Landlord, Landlord shall remit the amount of such payment to the taxing authority on Tenant's behalf.

     16.  HOLD OVER.

         The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Sublet Space as aforesaid will be substantial and will exceed the amount of the monthly installments of the Fixed Rent payable hereunder and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Sublet Space is not surrendered to Landlord on the Expiration Date or sooner termination of the Term, in addition to any other right or remedy Landlord may have hereunder or at law or in equity, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the

Sublet Space after the Expiration Date or sooner termination of this sublease, a sum equal to two times (2x) the aggregate of the portion of the Fixed Rent and regularly scheduled items of additional rent which were payable hereunder with respect to the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Sublet Space after the Expiration Date or sooner termination of this sublease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section, which provisions shall survive the Expiration Date or sooner termination of this sublease. Notwithstanding the foregoing, Tenant may hold over subsequent to the Expiration Date provided that: (x) Prime Lessor shall previously consent in writing to such holding over by Tenant; and (y) Tenant shall indemnify and hold harmless Landlord against all claims, damages and losses (including attorneys' fees, changes and disbursements through all appeals) paid or incurred by Landlord as a result of Tenant's holding over. This provision shall survive the Expiration Date or the sooner termination of the Lease.

     17.  BROKER.

         Landlord and Tenant warrant and represent to each other that they have dealt with no broker in connection with this transaction other than The Corporate Real Estate Alliance and Dileo Realty Associates, (collectively, "Broker") and each hereby agrees to indemnify and hold the other harmless from all costs, expenses (including reasonable attorneys' fees and disbursements) and liability arising from any breach of the foregoing representation. Landlord and Tenant shall indemnify and hold each other harmless from all costs, expenses (including reasonable attorneys' fees and disbursements) and liability arising from any claim for any commissions or compensation by any broker employed by Tenant in connection with a further underletting of all or any portion of the Sublet Space. Landlord shall compensate Broker pursuant to a separate Compensation Agreement.

     18.  PRIME LESSOR'S CONSENT.

         This sublease shall have no effect until Prime Lessor shall have given its written consent hereto in accordance with the terms of the Lease. If Prime Lessor does not give its consent to this sublease, for any reason whatsoever within thirty (30) days after the date hereof, then either party may elect to cancel this sublease by giving notice to the other party after the expiration of said thirty (30) day period, but prior to the giving of said consent by Prime Lessor to this sublease, Landlord and Tenant each agree to use all reasonable efforts o obtain such consent. Tenant and Landlord each agree that such party shall promptly execute and deliver Prime Lessor's consent to this sublease.

     19.  SECURITY DEPOSIT.

         Tenant shall deposit with Landlord the sum of $45,629.16 ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits a Default, or owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general fund. The Security Deposit shall be deposited in an interest-bearing account. Landlord shall pay to Tenant all interest accrued on the Security Deposit, less an annual fee equal to one percent (1%) of the Security Deposit, within sixty (60) days of the end of any calendar year upon Landlord's receipt of a written request from Tenant. Any remaining portion of the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within sixty (60) days after Tenant (or such assignee) has vacated the Premises in accordance with the Lease. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

     20.  MISCELLANEOUS.

         (1) All prior understandings and agreements between the parties in respect of this sublease as merged within this sublease, which alone fully and completely sets forth the understanding of the parties; and this sublease may not changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination as sought.

         (2) Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, addressed as follows:

         If to the Tenant:

         I-many, Inc.
         537 Congress Street
         Suite 500,
         Portland, Maine  04101

         with a copy to:

         Lucash, Gesner & Updegrove LLP
         40 Broad Street
         Boston, MA 02109
         Attn: William Contente, Esq.

         If to the Landlord:

         PXRE Corporation
         399 Thornall Street
         Edison, NJ
         Attn:  President

         Tel:
         Fax:

         with a copy to:

         Morgan, Lewis & Bockius LLP
         101 Park Avenue
         New York, NY  10178
         Attn:  Mario J. Suarez
         Tel: (212) 309-6920
         Fax: (212) 309-6273

Either party, may, by notice in writing, direct that future notices or demands be sent to a different address.

         1. Whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the Tenant thereunder, such time is hereby changed (for the purpose of this sublease only) by adding two (2) business days thereto, and whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the Landlord thereunder, such time is hereby changed (for the purpose of this sublease only) by subtracting two (2) business days therefrom. Whenever in the Lease a time is specified within which the Tenant thereunder must give notice or make a demand following an event, or within which the Tenant must respond to any notice, request or demand previously given or made by the Landlord thereunder, or to comply with any obligation on the Tenant's part thereunder, such time is hereby changed (for the purpose of this sublease only) by subtracting two (2) business days therefrom. Wherever in the Lease a time is specified within which the Landlord thereunder must give notice or make a demand following an event, or within which the Landlord must respond to any notice, request or demand previously given or made by the Tenant thereunder, such time is hereby changed (for the purpose of this sublease only) by adding two (2) business days thereto. It is the purpose and intent of the foregoing provisions to provide the Landlord under this sublease with time within which to transmit to the Prime Lessor any notices or demands received from the Tenant under this sublease, and to transmit to the Tenant any notices or demands received from the Prime Lessor. Notwithstanding the foregoing, any notices required to be delivered by either the Landlord or the Tenant under the terms of this sublease which are not notices to or from the Prime Lessor under the Lease shall be given in the manner, and the times, provided in this sublease (or in the Lease) without reference to the addition or subtraction of days as provided in this subsection.

         (3) Landlord hereby grants to Tenant the right to utilize Tenant's Share of the listings on the Building directory to which Landlord is entitled under the Lease.

         (4) The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant, and their respective permitted successors and assigns. The term "Landlord" as used in this sublease means only the tenant under the Lease, at the time in question, so that if Landlord's interest in the Lease is assigned, Landlord shall be thereupon released and discharged from all covenants, conditions and agreements of Landlord hereunder accruing with respect to the Lease from and after the date of such assignment, but such covenants, conditions and agreements shall be binding on the assignee until thereafter assigned.

         (5) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be part of this sublease.

         (6) In the event that any provisions of this sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this sublease shall be unaffected thereby.

         (7) This sublease shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective signatures as of the day and date first above written.

ATTEST:                                    LANDLORD:

                                           PXRE CORPORATION

By: /s/ Anne Massiah                       By: /s/ Gerald Radke
   ------------------------------             -------------------------------
   Name:                                      Name:
   Title: Administrative Assistant            Title:

ATTEST:                                    TENANT:

                                           I-many, Inc.

By: /s/ Cheryl O. Tumlin                   By: /s/ Philip M. St. Germain
   ------------------------------             -------------------------------
   Name: Cheryl O. Tumlin                     Name: Philip M. St. Germain
   Title: Council                             Title: CFO

                                                                       EXHIBIT A


                                  SUBLET SPACE


[GRAPHIC OMITTED]


12TH FLOOR PLAN
399 THORNALL STREET
EDISON, NEW JERSEY

                                                                       EXHIBIT B


                                    THE LEASE

================================================================================

                                 LEASE AGREEMENT

                                     BETWEEN

                           THORNALL ASSOCIATES, L.P.,

                                   AS LANDLORD

                                      -AND-

                                PXRE CORPORATION,

                                    AS TENANT


PREMISES: 399 THORNALL STREET
          EDISON, NEW JERSEY
          PORTION OF 12TH FLOOR

DATED:    NOVEMBER 1, 1999

================================================================================

                                      INDEX

  ARTICLE                            CAPTION                           PAGE
  -------                            -------                           ----

    1    Demised Premises, Term, Rent .................................  1

    2    Use ..........................................................  3

    3    Preparation of the Demised Premises ..........................  4

    4    When Demised Premises Ready for Occupancy ....................  5

    5    Additional Rent ..............................................  6

    6    Subordination, Notice to Mortgagees .......................... 12

    7    Quiet Enjoyment .............................................. 13

    8    Assignment, Mortgaging, Subletting ........................... 13

    9    Compliance with Laws and Requirements of Public Authorities .. 16

   10    Insurance .................................................... 17

   11    Rules and Regulations ........................................ 19

   12    Tenants Changes .............................................. 20

   13    Tenant's Property ............................................ 22

   14    Repairs and Maintenance ...................................... 23

   15    Electricity .................................................. 23

   16    Heating, Ventilation and Air-Conditioning .................... 25

   17    Landlord's Other Services .................................... 25

   18    Access, Changes in Building Facilities, Name ................. 27

   19    Notices of Accidents ......................................... 28

   20    Non-Liability and Indemnification ............................ 29


                                       (i)

  ARTICLE                            CAPTION                           PAGE
  -------                            -------                           ----

   21    Destruction or Damage .......................................  30

   22    Eminent Domain ..............................................  31

   23    Surrender ...................................................  33

   24    Conditions of Limitation ....................................  33

   25    Re-Entry by Landlord ........................................  35

   26    Damages .....................................................  36

   27    Waivers .....................................................  38

   28    No Other Waivers or Modifications ...........................  38

   29    Curing Tenant's Defaults ....................................  39

   30    Broker ......................................................  40

   31    Notices .....................................................  40

   32    Estoppel Certificate ........................................  40

   33    Arbitration .................................................  41

   34    No Other Representations, Construction, Governing Law .......  42

   35    Security ....................................................  42

   36    Parties Bound ...............................................  43

   37    Consents ....................................................  43

   38    Mortgage Financing - Tenant Cooperation .....................  44

   39    Environmental Compliance ....................................  44

   40    Holding Over ................................................  45

   41    Certain Definitions & Constructions .........................  46


                                      (ii)

  ARTICLE                            CAPTION                           PAGE
  -------                            -------                           ----

   42    Relocation of Tenant ........................................  46

   43    Option to Renew .............................................  47


         EXHIBIT A - Description of Land
         EXHIBIT B - Floor Plan
         EXHIBIT C - Separate Workletter
         EXHIBIT D - Cleaning and Maintenance Specifications
         EXHIBIT E - Rules and Regulations
         EXHIBIT F - Definitions
         EXHIBIT G - Non Disturbance Agreement


                                      (iii)

      LEASE, dated November 1, 1999, between THORNALL ASSOCIATES, L.P., a New Jersey Limited Partnership, do Alfieri Property Management, having its principal office located at 399 Thornall Street, P.O. Box 2911, Edison, New Jersey 08818-2911, ("Landlord"), and PXRE CORPORATION, a Delaware Corporation, having its principal office located at 399 Thornall Street, Edison, New Jersey 08837, ("Tenant").

                                   WITNESSETH:

                                    ARTICLE 1

                          DEMISED PREMISES, TERM, RENT

      1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 399 Thornall Street, Edison, New Jersey, ("Building") on the parcel of land more particularly described in Exhibit A ("Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the condition and covenants herein contained on its part to be observed and performed.

      1.02. The premises hereby leased to Tenant is a portion of the 12th floor of the Building, as shown on the floor plans annexed hereto as Exhibit B. Landlord and Tenant have mutually agreed that the premises leased has a rentable area of 24,238 square feet which includes Tenant's share of the common area. Said premises, together with all fixtures and equipment which at the commencement, or during the term of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in
Article 13) constitute the "Demised Premises". Included in the leasing hereby is Tenant's non-exclusive right, together with other tenants of the Building and of the building known as 379 Thornall Street, Edison, New Jersey, to use the lobbies, elevators, sidewalks, public areas, hallways, parking deck, the atrium area and other public and service areas affecting or serving the Building and 379 Thornall Street.

      1.03. The term of this Lease, for which the Demised Premises are hereby leased, shall commence on a date ("Commencement Date") which shall be (i) the day on which the Demised Premises are ready for occupancy (as defined in Article
4) or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for business, whichever occurs earlier, and shall end at noon on October 31, 2009, which ending date is hereinafter called the "Expiration Date", or shall end on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Promptly following the Commencement Date, the Landlord shall notify Tenant in writing of the Commencement Date and the Expiration Date as determined in accordance with this Section.

      1.04. The rents reserved under this Lease, for the term thereof, shall be and consist of:

            (a)

PERIOD                    FIXED RENT     MONTHLY RENT      ANNUAL RENT
------                    ----------     ------------      -----------

YEARS 1-5                 $24.00         $48,476.00        $581,712.00
YEARS 6 - 10/31/09        $27.90         $56,353.35        $676,240.20

                Said rent shall be payable in advance on the first day of each and every calendar month during the term of this Lease, and

            (b) Additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

      1.05. Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever.

      1.06. If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

      1.07. Late payments of any payment of rent, including monthly rent or any portion thereof, which is not received within five (5) days after it is due, will be subject to a late charge equal to five percent (5%) of the unpaid payment, or $100.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any rent which is not paid when due, including monthly rent, will accrue interest at a late rate charge of First Union Prime Rate plus 2.5% per annum, as said rate is reasonably determined by Landlord from published reports, (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the fifth
(5th) day after it was due until the date on which it is paid in full with accrued interest. If Tenant is in default of the Lease for failure to pay rent, in addition to the late charges and interest set forth above, Tenant shall be charged with all attorney fees in connection with the collection of all sums due Landlord. Notwithstanding the foregoing, provided Tenant is not in default of this Lease, Tenant shall have one (1) grace period for each year of the Lease term where Tenant will not be subject to late charge or interest for any late payment of rent as set forth above provided Tenant pays the sums due within five
(5) days of written notice therefor.

      1.08. Owner and Broker acknowledge that Owner and Tenant (formerly known as Phoenix Re Corporation) entered into a lease dated May 9, 1994 (the "Other Lease") for 24,238 rentable square feet on the 14th floor of the Building for a term of fifteen (15) years commencing October 27, 1994 and expiring on October 31, 2009.

      1.09. Tenant's Expansion Option for 4,000-6,000 rentable square feet on November 1, 1999 as more fully set forth in Article 44(a) of the Other Lease is hereby null and void and of no further force or effect.

      1.10. Tenant acknowledges that there is currently a tenant of the Building occupying the Demised Premises. Tenant acknowledges that Landlord's obligation hereunder to deliver the Demised Premises is conditioned upon Landlord entering into satisfactory arrangements such tenant to vacate the Demised Premises. Upon the execution hereof, Landlord agrees to diligently proceed towards entering into such an arrangement with the tenant occupying the Demised Premises. If Landlord is unable to enter into an arrangement satisfactory to Landlord, as Landlord solely determines, for such tenant to vacate the Demised Premises, this Lease shall be null and void and of no further force or effect.

                                    ARTICLE 2

                                       USE

      2.01. Tenant shal1 use and occupy the Demised Premises for executive and general offices for the transaction of Tenant's business including ancillary uses consistent with first class office building uses and permitted by law and for no other purpose.

      2.02. The use of the Demised Premises for the purposes specified in
Section 2.01 shall not include, and Tenant shall not use or permit the use of the Demised Premises or any part thereof, for:

            (a) A school of any kind other than for the training of Tenant's employees;

            (b) An employment agency; or

            (c) An office for any governmental or quasi governmental bureau, department, agency, foreign or domestic, including any autonomous governmental corporation or diplomatic or trade mission.

            (d) Any telemarketing activities or other direct selling activities; or

            (e) Any use, including executive and general office use, which results in a density of a population of more than one person for every 200 rentable square feet.

      2.03. Tenant shall obtain and maintain any governmental license or permit, other than a Certificate of Occupancy and any other permits in connection with Landlord's Work, which shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof. Tenant shall at all times comply with the terms and conditions of each such license or permit.

      2.04. Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy (or other similar municipal ordinance) governing the use and occupation of the Demised Premises or for the Building.

      2.05. Landlord represents that it shall continue to maintain the Building as presently used as a first class office building, including such other ancillary uses as are presently permitted under applicable zoning ordinances, as well as those uses which are presently lawfully utilized in the atrium or in the Building known as 379 Thornall Street, Edison, New Jersey. Landlord shall comply with all licenses and permits required of it to maintain and operate the Demised Premises and the Building and the atrium area. Landlord represents that there are existing Certificates of Occupancy to allow occupancy for the purposes presently used in the Building and the atrium area. Landlord further represents that Tenant's use, as described in this Article 2, is permitted under the zoning ordinances, but such occupancy is subject to compliance with applicable codes respecting the completion of the Demised Premises.

                                    ARTICLE 3

                       PREPARATION OF THE DEMISED PREMISES

      3.01. The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit C. The facilities, materials, and work so to be furnished, installed, and performed in the Demised Premises by Landlord at its expense are hereinafter and in Exhibit C referred to as "Landlord's Work". Such other installations, materials, and work which may be undertaken by or for the account of Tenant to equip, decorate, and furnish the Demised Premises for Tenant's occupancy, commonly called finishing trades work, are hereinafter and in Exhibit C called "Tenant's Finish Work."

      3.02. Landlord and Tenant acknowledge that Tenant shall be obligated to restore the Demised Premises by the end of the term, including such renewals thereto, or at any earlier expiration date. For purposes of this Lease, and specifically without limitation, for purposes of Article 3, Article 13 and specifically without limitation, Section 13.02, and Article 23, references to "restoration" or to the obligation of Tenant "to restore", shall mean the demolition of all of Landlord's Work and Tenant's Finish Work and of all work thereafter performed by or on behalf of Tenant in connection with Tenant Changes such that the Demised Premises are delivered to Landlord in the same manner and in the same condition as existed prior to Landlord's Work or Tenant's Finish Work as set forth in Exhibit C. If there are any changes to the base Building systems as a result of Landlord's Work, Tenant's Finish Work or the installation of the stairway between the 12th and 14th floor, Tenant shall be required to restore such base Building systems to their condition prior to the performance of Landlord's Work, Tenant's Finish Work or the installation of the stairway. Landlord agrees that Tenant shall have the right, but shall be under no obligation, to request Landlord to restore the Demised Premises upon written notice to such effect given not later than sixty (60) days prior to the expiration of the term. If Tenant requests Landlord to restore the Demised Premises as aforesaid, then Tenant's restoration obligation shall be limited to payment of such demolition costs as are specific to Tenant's then constructed Demised Premises based upon the then applicable labor costs, as may be escalated, and upon the then applicable garbage hauling costs, as may be escalated, and the quantities so involved so reduced at Landlord's discretion.

      3.03. Landlord agrees at its sole cost to modify the common area lobby of the 12th floor to a first class condition consistent with Landlord's Building standard lobbies, such renovation to be performed along with Landlord's Work.

                                    ARTICLE 4

                    WHEN DEMISED PREMISES READY FOR OCCUPANCY

      4.01. The Demised Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met:

            (a) A Certificate of Occupancy (temporary or final) has been issued by the applicable governmental authorities, permitting Tenant's use of the Demised Premises for the purposes for which the same have been leased.

            (b) Landlord's Work, and so much of Tenant's Finish Work at Landlord shall have undertaken in accordance with Exhibit C or by separate letter agreement, in the Demised Premises have been substantially completed, and same shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration or special Finish Work requested by Tenant, such as cabinetry remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Demised Premises.

            (c) Reasonable means of access and facilities necessary to Tenant's use and occupancy of the Demised Premises, including corridors, elevators and stairways, and heating ventilating, air conditioning, sanitary, water, and electrical facilities, have been installed and are in good operating order and available to Tenant.

      4.02. If making the Demised Premises ready for occupancy shall be delayed by any act or omission of Tenant or any of its employees, agents or contractors or any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or execute Tenant's Finish Work diligently or by reason of Tenant's failure to submit Tenant's plans and specifications in thc manner set forth in this Lease, the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay. In order for there to be deemed a delay in Landlord's Work, Landlord shall within twenty-four (24) hours of the inception of such delay advise Tenant that a tenant delay has occurred.

      4.03. It shall be conclusively presumed that Landlord's Work has been satisfactorily completed (except for latent defects) as of the Commencement Date, unless within ninety (90) days after such date Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition.

      4.04. Tenant shall have the right to present Landlord with a written list of incomplete or defective Landlord's Work or Tenant's Finish Work (the "Punch List") provided however that Tenant shall provide such Punch List within ninety
(90) days from when Tenant shall have taken actual possession of the Demised Premises (or any portion thereof) based on inspection with representatives of Tenant and Landlord present. Landlord shall proceed diligently to complete all such Punch List items within thirty (30) days after receipt of Tenant's Punch List and such additional time as may be reasonably required because of the nature of the defect, unavailability of materials or supplies or other reasons not subject to Landlord's control.

                                    ARTICLE 5

                                 ADDITIONAL RENT

      5.01. For the purpose of Sections 5.01 through 5.03.

            (a) "Taxes" shall mean real estate taxes, special and extraordinary assessments and governmental levies against the Land and Building of which the Demised Premises (but excluding therefrom that portion of the real estate taxes directly attributable to improvements made by other tenants in the Building beyond Landlord's allowances) are a part provided, however, if at any time during the term of this Lease the method of taxation prevailing at the date of this Lease shall be altered so that in lieu of or as a substitute for any or all of the above there shall be assessed, levied or imposed (i) a tax, assessment, levy, imposition or charge based on the income or rents received from the Building whether or not wholly or partially as a capital levy or otherwise; or
(ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Land and/or Building and imposed upon Landlord; or (iii) a license fee measured by the rents; or (iv) any other tax, assessment, levy, imposition, charge or license fee however described or imposed except as may otherwise be provided herein, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be included in the definition of "Taxes." Such determination of Taxes shall be computed as if Landlord owns no assets other than the Building and had no income other than from the Building. All Taxes imposed as special assessments shall be paid in installments whenever permitted or whenever payment of such installments is financially beneficial to tenants. Excluded from the definition of Taxes shall be late interest or penalties payable as a result of Landlord's late payment of Taxes, Landlord's inheritance estate, gift and income and transfer taxes.

            (b) "Base Taxes" shall mean the assessed valuation of the Land and Building, assuming the Building was 100% occupied, multiplied by the tax rate for the Tax Year 2000.

            (c) "Tax Year" shall mean each calendar year for which Taxes are levied by any governmental authority.

            (d) "Operational Year" shall mean each calendar year commencing with calendar year 2001.

            (e) "Tenant's Proportionate Share of Increase" shall mean 7.97% of the increase in Taxes in any Operational Year in excess of the Base Taxes. Tenant's Proportionate Share of Increase for the first Operational Year shall be prorated to reflect the actual occupancy by Tenant for said Operational Year. With respect to the calculation of Tenant's Proportionate Share, in the event the rentable square footage of the Building is physically increased or decreased, the Tenant's Proportionate Share shall equally be adjusted based upon the total rentable square footage of the Building as may be adjusted as compared to Tenant's rentable square footage.

            (f) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase in Taxes for the projected Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

      5.02. Commencing with the first Operational Year and thereafter, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase in Taxes in equal monthly installments, which payment shall be made along with the fixed rent.

      5.03. After the expiration of each Operational Year, Landlord shall furnish to Tenant a written statement of the Taxes incurred for such Operational Year as well as Tenant's Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant pursuant to this Section at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or, if the excess is less than $1,000.00, credit same against Tenant's next monthly installment of rent. If such statement furnished by Landlord to Tenant shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord within thirty (30) days of Tenant's receipt of Landlord's statement.

      5.04. As used in Sections 5.04 through 5.06:

            (a) "Operating Expenses" shall mean any or all expenses incurred by Landlord in connection with the operation of the Land and Building of which the Demised Premises are a part, as determined in accordance with sound management practices in accordance with accounting principals generally used in the commercial real estate industry consistently applied, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) and pension payments of employees of Landlord, but only to the extent the services of such employees are rendered with respect to the operation and maintenance of the Building; (ii) social security, unemployment, and payroll taxes, workers' compensation, disability coverage, uniforms, and dry cleaning for the employees referred to in Subsection (i); (iii) the cost for the Building and common areas of all charges for oil, gas, common and public service area electricity (including, but not limited to, fuel cost adjustments), steam, heat, ventilation, air-conditioning, heating, and water including any taxes on any such utilities, but excluding from Operating Expenses the Landlord's cost, including taxes thereon, of electric energy, other than for heating and air-conditioning, furnished to the Demised Premises (which electric energy so furnished shall be paid for by Tenant pursuant to the provisions of Article 15 hereof); (iv) the cost of all premiums and charges for the following insurances: rent, casualty, liability, fidelity and war risk (if obtainable from the United States Government all of which premiums and charges shall be commercially reasonable); (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, window cleaning, security services, if any, and janitorial services, and any independent contractor performing work included within the definition of operating expenses; (vii) reasonable legal and accounting services and other professional fees and disbursements incurred in connection with the operation and management of the Land and Building (other than as related to new leases, enforcing Landlord's rights under existing leases, or sales of the Building, fees and charges for financing, refinancing, syndications); (viii) general maintenance of the Building and the cost of maintaining and replacing the landscaping; (ix) maintenance of the common area;
(x) capital expenditures, including the purchase of any item of capital equipment or the leasing of capital equipment which have the effect of reducing the expenses which would otherwise be included in Operating Expenses, the costs of which shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years on a straight-line basis, to the extent that such items are amortized over the actual life (but not more than ten (10) years of the expenditure of equipment), with an interest factor equal to the interest rate at the time or Landlord's having made said expenditure; and (xi) that portion of the cost of any capital expenditures incurred in connection with the operation of the Land and Building amortized on a straight line basis, to the extent that such items are amortized over the actual life, but not more than ten years, with an interest factor equal to the interest rate, at the time of Landlord's having made said expenditure.

            If during all or part of the Base Year or any Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Land or Building due to the fact that (i) such portions are not occupied or leased; (ii) such items of work or service is not required or desired by the tenant of such portion; (iii) such tenant is itself obtaining and providing such item of work or service; or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or such tenant.

            Landlord agrees that the sum of all Proportionate Shares of all tenants of increases in Operating Expenses for any Operational Year shall not exceed the actual increases in Operating Expanses for such Operational Year when the actual Operating Expenses are so finally determined.

            Notwithstanding the foregoing, the following costs and expenses shall not be included in Operating Expenses:

            (1) Executives' salaries (and all related compensation) above the grade of building manager;

            (2) Amounts received by Landlord through proceeds of insurance except to the extent they are compensation for sums previously included in Operating Expenses hereunder;

            (3) Cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor;

            (4) Advertising and promotional expenditures (including "open houses" or broker's parties);

            (5) Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or at Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to or for Tenant at Landlord's expense;

            (6) Depreciation, except as provided above for permitted capital expenditures;

            (7) Brokerage commissions;

            (8) Taxes (as hereinbefore defined);

            (9) The cost of electricity (for other than heating and air-conditioning) furnished to the Demised Premises or any other space leased to tenants as reasonably estimated by Landlord;

            (10) Refinancing costs and mortgage interest and amortization payments;

            (11) Leasing commissions;

            (12) Costs of preparing tenantable space for a tenant's initial occupancy or lease renewal or extension and costs of relocating tenants of the Building;

            (13) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

            (14) Interest on and amortization of debts, payments of ground rent and other payments due under ground lease;

            (15) Costs for acquisition or leasing of sculpture, paintings or other objects of art;

            (16) The cost of any additions to the square foot area of the Building above the square foot area of the Building on the Commencement Date;

            (17) The cost of any work or services performed or other expenses incurred in connection with installing, operating and maintaining any specialty service or facility other than common Building facilities (e.g. a skydeck, broadcasting facility or any luncheon, athletic or recreational club);

            (18) Brokerage commission and legal costs (including attorneys fees and disbursements) incurred in procuring tenants or renewing leases or in connection with any mortgaging, financing, refinancing, sale or entering into or extending or modifying any ground or underlying lease;

            (19) Costs incurred in connection with a transfer or disposition of all or any part of the Building or Land or any interest therein or in Landlord or any entity comprising Landlord;

            (20) Attorney's fees and Court costs in connection with disputes with tenants of the Building unless such disputes relate to matters which affect Tenant's (or any other tenant's) use or occupancy, or enjoyment of, the Building, the Demised Premises or the spare occupied by any such tenant;

            (21) The cost of capital expenditures except as expressly permitted herein;

            (22) Any cost represented in an amount paid or allocated to an affiliate of Landlord to the extent the same is materially in excess of the amount which would have been paid in the absence of such a relationship (except that any amount expressly stated in this Lease shall be deemed to be not in excess);

            (23) Costs incurred in the removal, containment, encapsulation, disposal of or repair or cleaning of areas effected by asbestos or other substances installed by persons other than Tenant in the Building which must be removed or treated as required by law;

            (24) Any other expenditure which would otherwise be an Operating Expense to the extent Landlord is reimbursed therefore by condemnation award or insurance proceeds, or by refund, credit, warranty, service, contract or otherwise; and

            (25) Costs incurred to correct structural defects in the initial construction of the Building.

            (b) "Operational Year" shall mean each calendar year commencing with calendar year 2001.

            (c) "Base Year" shall mean calendar year 2000.

            (d) "Tenant's Proportionate Share of Increase" shall mean 7.97% (which percentage may be adjusted as described above in Section 5.01(e), multiplied by the increase in Operating Expenses for the Operational Year over Operating Expenses for the Base Year. For purposes hereof, the Tenant's Proportionate Share of Increase has been computed based upon a total square footage of the Building equal to 304,000 square feet, and a total square footage of the Demised Premises equal to 24,238 square feet.

            (e) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the projected Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent which payment shall be made along with the fixed rent.

      5.05. Commencing with the first Operational Year after Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase.

      5.06. After the expiration of the first Operational Year and for each Operational Year thereafter, Landlord shall furnish to Tenant a written detailed statement of the Operating Expenses (certified to be true and correct by the Chief Operating Officer of Landlord) incurred for such Operational Year which statement shall set forth Tenant's Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant, pursuant to this Section, at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or (if such excess is less than $l,000.00) credit same against tenant's next monthly installment of rent. If such statement furnished by landlord to Tenant hereunder shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord within thirty (30) days of Tenant's receipt of Landlord's statement.

      5.07. Every statement given by Landlord pursuant to Sections 5.03 and 5.06 shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect; and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to judicial proceedings within ninety (90) days after receipt of the statement. Within such 90 day period Tenant shall have the right to review, examine and audit Landlord's books and records for the applicable calendar year which pertain to the Operating Expenses and which are reasonably required to verify the accuracy of any component of Landlord's Operating Statements. Landlord shall also provide such additional reasonable information as is available based upon Tenant's reasonable request. Landlord's documents shall be made available to Tenant at Landlord's offices in the Building and shall also be available for photocopy. Tenant agrees that it and its representatives shall conduct a review with complete confidentiality and shall enter into a reasonable confidentiality agreement with Landlord respecting the review, examination and audit. Pending the determination of such dispute by agreement or judicial proceedings as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay additional rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement. If, after judicial proceeding, it is determined that the Landlord's Operating Statements vary by more than five percent (5%), then Landlord shall reimburse Tenant for Tenant's reasonable costs for payment of an auditor or accountant. If Landlord's statement is confirmed, Tenant shall reimburse Landlord for Landlord's auditor or accountant.

                                    ARTICLE 6

                       SUBORDINATION, NOTICE TO MORTGAGEES

      6.01. Subject to Section 6.02 hereof, this Lease, and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements, and extensions of such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver an instrument that Landlord or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "superior mortgagee."

      6.02. Landlord shall make a good faith effort to obtain from the Mortgagee a Subordination, Non-Disturbance and Attainment Agreement (the "Non-Disturbance Agreement") in favor of Tenant utilizing such Mortgagee's standard form. Such Mortgagee's Non-Disturbance Agreement form is attached as Exhibit G. Landlord agrees, within 120 days of the execution of this Lease and Tenants execution of Exhibit G, to promptly obtain Mortgagee's approval to execute the Non-Disturbance Agreement. If Tenant fails to accept the Non-Disturbance Agreement as described in Exhibit G attached, it shall be considered that Landlord has satisfied any requirement respecting the existing Mortgagee. As to any future mortgagee, Landlord agrees that it shall use its best efforts to obtain a similar Non-Disturbance Agreement which Tenant shall accept as a condition to a future subordination by Tenant under Section 6.01.

      6.03. Landlord represents that the Land and Building are not subject to any ground, underlying or overriding leases.

                                    ARTICLE 7

                                 QUIET ENJOYMENT

      7.01. So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant and any person entitled under this Lease to claim through or under Tenant shall peaceably and quietly have, hold, and enjoy the Demised Premises subject, nevertheless, to the obligations of this Lease and, as provided in Article 6, to the superior mortgages.

                                    ARTICLE 8

                       ASSIGNMENT, MORTGAGING, SUBLETTING

      8.01. Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease, or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, and neither the Demised Premises, nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant or shall be sublet, or offered or advertised for subletting, or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or any entity which would be a permitted subtenant or a permitted assignee under Section 8.06 for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article. Landlord's consent to a sublease or an assignment of the Demised Premises shall not be unreasonably withheld. Landlord shall not be deemed unreasonable for the purposes of consent for a sublease or an assignment if Landlord withholds its consent for any of the following: (i) in Landlord's belief the sublessee or assignee is known as a non-performing or litigious tenant; (ii) the sublessee's or assignee's use will burden the parking facilities of the Building; (iii) the sublessee's or assignee's use will violate any provision of this Lease; (iv) if such sublessee or assignee is an environmental nuisance; (v) if in Landlord's reasonable discretion the Landlord does not find that the financial capacity of the sublessee or assignee is adequate; or (vi) for any other reason which shall not be unreasonable for Landlord to withhold it's consent.

      8.02. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant or any permitted subtenant or assignee under Section 8.06, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the undertenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of
Section 8.01, or the acceptance of the assignee, undertenant or occupants as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, underletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article.

      8.03. The following provisions shall govern in connection with the subletting of all or a portion of the Demised Premises:

            (a) Tenant shall submit in writing to Landlord (i) the name of the proposed subtenant; (ii) the nature and character of the proposed subtenant's business, and the intended use to be made of the Demised Premises by the proposed subtenant; (iii) the terms and conditions of the proposed sublease; and
(iv) such reasonable financial information as Landlord may request regarding the proposed subtenant.

            (b) Within fifteen (15) business days of Landlord's receipt of the information described in (a) above, Landlord, at Landlord's election may (i) elect to sublease the Demised Premises directly from Tenant either upon (x) the same terms and conditions offered to the proposed subtenant or, (y) upon the same terms and conditions as set forth in this Lease; or (ii) cancel this Lease as to that portion of the Demised Premises which Tenant desires to sublease, in which event Tenant agrees to surrender all of its right, title, and interest hereunder and Landlord may thereafter enter into a direct Lease with the proposed subtenant or with any other persons as Landlord may desire; or (iii) consent to the subletting on such terms and conditions as established by Landlord, including Landlord's participation in any rentals received by Tenant. Notwithstanding the foregoing, if during the first three (3) years of the Lease term, Tenant submits a request for a proposed subtenant(s) for less than 12,000 rentable square feet whose subtennancy shall commence during the first three (3) years of the Lease term, Landlord shall have no right to recapture as set forth in (i) above and Landlord shall have no right to participate in any rentals as set forth in (iii) above.

            (c) As a condition to Landlord's consent, if given under (b) above, Landlord shall have obtained consent to such proposed subletting by a superior mortgagee, provided such superior mortgagee requires consent to the subletting.

            (d) In connection with any subletting, Tenant shall not offer the Demised Premises, or any part thereof, to any other tenant in the Building or their subsidiaries or affiliates at a rental rate less than the current rental rate for office buildings in the surrounding area.

      8.04. Tenant shall remain fully liable for the performance of all Tenant's obligations hereunder notwithstanding any subletting provided for herein (except to Landlord), and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.

      8.05. Tenant shall not, without the prior written consent of Landlord, assign this Lease, and the provisions of Section 8.03 with respect to subletting shall equally apply to any assignment of this Lease. Tenant herein named, or any immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder. In the event that Tenant hereunder is a corporation (other than one whose shares, now or in the future, are regularly and publicly traded on a recognized stock exchange, including over the counter, or is a public company or merges with a public company), then any substantial change in the ownership of and/or power to vote the majority of the outstanding capital stock of Tenant, other than by inheritance or operation of law, shall be deemed an assignment of this Lease and the provisions with respect to assignment shall be applicable.

      8.06. Notwithstanding anything to the contrary contained in this Article with respect to assignment or subletting, Landlord shall consent to any assignment and/or subletting (i) to any parent, affiliate or wholly-owned subsidiary of Tenant (as defined in Rule 240.1 2b-2 under the Securities Exchange Act of 1934) or (ii) to any corporation or other entity which succeeds to all or substantially all of the assets and business of Tenant provided the resulting entity has a financial condition equal to or greater than Tenant's as of the date hereof. Landlord's consent shall also not be required with respect to (a) any transfer of corporate shares in or of Tenant which are publicly traded on a recognized stock exchange or over-the-counter market; (b) any transfer of corporate shares or other interests, or the creation of additional corporate shares or other interests, which are not so publicly traded, provided such transfer or creation is for a good business purpose and not for the sole purpose transferring this Lease; (c) any sale or transfer of all or substantially all of the Tenant's assets other than in connection with (ii) above provided the resulting entity or owner shall have a financial capacity and net worth equal to or greater than Tenant's as of the date of this Lease; (d) any transfer of corporate shares or other interests in the Tenant following the death of any shareholder or other principal. Tenant shall so notify Landlord of all of the foregoing and provide Landlord such additional reasonable available information as Landlord reasonably requests or with respect to which Landlord is entitled.

      8.07. Tenant agrees that in connection with each separate request for a Landlord's consent to a subletting or assignment (including the review of a statutory or other name change), Tenant shall pay to Landlord the sum of $500.00 representing a reasonable compensation to Landlord for the administration costs of evaluating and responding to the request.

      8.08. Tenant further agrees that it shall not place any signs on the Land or on the windows located in the Demised Premises indicating that all or any portion of the Demised Premises are available for subleasing or assignment.

                                    ARTICLE 9

                      COMPLIANCE WITH LAWS AND REQUIREMENTS
                              OF PUBLIC AUTHORITIES

      9.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's specific use (other than general office use) of the Demised Premises; (ii) the manner of conduct of Tenant's business or operation of its installation, equipment or other property therein; (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant; or
(iv) the breach of any of Tenant's obligations hereunder. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 9.02.

            Nothing contained herein shall be construed to require Tenant to make structural alterations to the Building except to the extent that same are required by reason of Tenant's specific use (other than general office). Further, Tenant shall have no obligation under this Section 9.01 with respect to any non-compliance of the Demised Premises or the Building with any law or requirement of public authority existing on the Commencement Date of this Lease unless caused by Tenant, its agents, employees and/or invitees. Tenant shall have no obligation hereunder with respect to any law which requires the removal and capsulation or abatement of any hazardous materials or substances including asbestos that are located in the Building on the Commencement Date (unless placed there by Tenant or its agents) and which on the Commencement Date are considered hazardous materials or substances requiring removal by any such public authority. Landlord represents that the Building does not contain any asbestos or any other toxic materials or environmentally hazardous materials which are considered such under any applicable building code or BOCA Code at the time the Building received its initial Certificate of Occupancy. Without any liability to Tenant, Landlord shall be liable to remove any such toxic environmentally hazardous material if such representation proves untrue.

      9.02. Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings provided that:

            (a) Tenant shall defend, indemnify, and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

            (b) Such non-compliance or contest shall not constitute or result in any violation of any superior mortgage, or, if such superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

            (c) Tenant shall keep Landlord advised as to the status of such proceedings.

      9.03. Landlord states that, to the best of its knowledge, the Building complies with Title III of the Americans with Disabilities Act, (the Act), as the Act applies to existing structures constituting commercial facilities. Landlord further states that Landlord's Work, as described in Exhibit C, shall comply with the Act under Title III for existing structures which are commercial facilities. If, after the Demised Premises are ready for occupancy in accordance with Article 4, the Act requires further changes to the Building when occasioned by any other tenants then such changes shall not be Tenant's responsibility. If, after the Demised Premises are ready for occupancy, further changes to the Building, including the Demised Premises, are required by virtue of the Lease and/or Tenant's specific use and occupancy other than as general office uses, such changes shall be Tenant's responsibility.


                                   ARTICLE 10

                                    INSURANCE

      10.01. Tenant shall not violate, or permit the violation of, any condition imposed by the all-risk casualty policy issued for the Building and shall not do anything, or permit anything to be kept, in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect, (unless Tenant pays the resulting increased amount of premium as provided in Section 10.02) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. Tenant shall not be in violation hereof unless Tenant first receives written notice thereof. However, Tenant shall not be subject to any liability or obligation under this Article by reason of the proper use of the Demised Premises for the purposes permitted by Article 2.

      10.02. If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended all-risk coverage on the Building or equipment or other property of Landlord or other tenants shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended all-risk coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shall be deemed to be additional rent and collectible as such. If such increase is attributable to the acts or omissions of other tenants as well, the additional premiums shall be allocated among all applicable tenants, including Tenant.

      10.03. In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or "make up" of rates for the Building or the Demised Premises, as the case may be issued by the Fire Insurance Rating Organization of New Jersey or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

      10.04. Tenant shall obtain and keep in full force and effect during the term of this Lease, at its own cost and expense, Comprehensive General Liability Insurance, such insurance to afford protection in an amount of not less than $1,000,000 for injury or death to any one person, $3,000,000 for injury or death arising out of any one occurrence, and $1,000,000 for damage to property, protecting and naming the Landlord, Alfieri Property Management as additional insured and the Tenant as insured against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof. Tenant shall name such other insureds associated with the Building as Landlord reasonably requests. Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, make payments, and in such latter event the Tenant agrees to pay the amount thereof to Landlord on demand and said sum shall be deemed to be additional rent, and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were rent originally reserved hereunder, together with interest thereon at the rate of two points in excess of Prime Rate of the First Union. Tenant will use commercially reasonable efforts to include in such Comprehensive General Liability Insurance policy a provision to the effect that same will be non-cancelable, except upon reasonable advance written notice to Landlord. Original insurance certificates evidencing the foregoing requirement shall be deposited with Landlord together with any renewals, replacements or endorsements thereof to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the term of this Lease.

      10.05. Landlord and Tenant agree to use their best efforts to include in each of its insurance policies a waiver of the insurer's right of subrogation against the other party or if such waiver shall be unobtainable or unenforceable
(a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by the policy or (b) any other form of permission for the release of the other party. If such waiver, agreement, or permission shall not be or shall cease to be obtainable without additional charge, or at all, the insured party shall so notify the other party after learning thereof. In such a case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver agreement or permission shall, if obtainable, be included in the policy.

      10.06. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage, or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease.

      10.07. The waiver of subrogation or permission for release referred to in
Section 10.05 shall extend to the agents of each party and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying, using or visiting the Demised Premises in accordance with the terms of this Lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 10.06 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Section
10.06 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Except as otherwise provided in Section 10.0.1, nothing contained in Sections 10.05 and 10.06 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance. However, each party shall advise the other, upon request, from time to time (but not more often than once a year) of all of the policies of insurance it is carrying of any of the kinds referred to in Sections 10.01 and 10.04, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness. The insurance policies referred to in Sections 10.05 and 10.06 shall be deemed to include policies procured and maintained by a party for the benefit of its mortgagee or pledgee.

      10.08. Landlord agrees that it shall maintain in full force and effect all risk insurance in an amount not less than sufficient to avoid co-insurance with respect to the Building, including the Demised Premises, the Land, and Parking Deck. Landlord also agrees to carry loss of rent insurance so long as such insurance may be carried on a commercially reasonable basis. Landlord agrees that in connection with any such rent insurance, the waiver of subrogation provision set forth above shall apply as well. Landlord shall also maintain general public liability insurance, including contractual liability insurance, in such amounts as are generally carried by owners of first class office buildings in the Edison, Metro Park, New Jersey area. None of the foregoing shall relieve Tenant of nor diminish Landlord's rights with respect to Operating Expenses described in Article 5.

                                   ARTICLE 11

                              RULES AND REGULATIONS

      11.01. Tenant and its employees and agent shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit E, and such reasonable changes therein (whether by modification, elimination, or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

      11.02. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants, or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                                   ARTICLE 12

                                TENANT'S CHANGES

      12.01. Tenant shall make no changes, alterations, additions, installations, substitutions, or improvements (hereinafter Collectively called "changes", and, as applied to changes Provided for in this Article, "Tenant's Changes") in and to the Demised Premises without the express prior written consent of Landlord, which consent shall not be unreasonably withheld.

      All proposed Tenant's Changes shall be submitted to Landlord for written consent at least forty five (45) days prior to the date Tenant intends to commence such changes, such submission to include all plans and specifications reasonably required for the work to be done, proposed scheduling, and the estimated cost of completion of Tenant's Changes. If Landlord consents to Tenant's Changes, Tenant may commence and diligently prosecute to completion Tenant's Changes, under the direct supervision of Landlord.

      Tenant shall pay to Landlord a commercially reasonable supervision fee (which shall include the cost of review of the proposed Tenant's Changes) equal to the lesser of the actual cost of the supervision or ten percent (10%) of the certified cost of completion of Tenant's Changes. Prior to the commencement of Tenant's Changes, Tenant shall pay to Landlord ten percent (10%) of the estimated cost of completion (the "Estimated Payment") as additional rent. Within fifteen (15) days after completion of Tenant's Changes, Tenant shall furnish Landlord with a statement, certified by an officer or a principal of Tenant to be accurate and true, of the total cost of completion of Tenant's Changes (the "Total Cost"). If such certified statement furnished by Tenant shall indicate that the Estimated Payment exceeded the lesser of the actual cost of the supervision or ten percent (10%) of the Total Cost, Landlord shall forthwith either (i) pay the amount of excess directly to Tenant concurrently with the delivery of the certified statement or (ii) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder. If such certified statement furnished by Tenant shall indicate that the lesser of the actual cost of the supervision or ten percent (10%) of the Total Cost exceeded Tenant's Estimated Payment, Tenant shall, simultaneously with the delivery to Landlord of the certified statement, pay the amount of such excess to Landlord as additional rent.

      12.02. Notwithstanding the provisions of Section 12.01, all proposed Tenant's Changes which shall affect or alter:

            (a) The outside appearance or the strength of the Building or of any of its structural parts; or

            (b) Any part of the Building outside of the Demised Premises; or

            (c) The mechanical, electrical, sanitary and other service systems of the Building, or increase the usage of such systems;

shall be performed only by the Landlord, at a cost to be mutually agreed upon between Landlord and Tenant, which cost shall be commercially reasonable.

      12.03. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building, in which Landlord and its agents shall be named as parties insured in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal or any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article
13), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value. In addition, unless Landlord shall otherwise expressly consent in writing, the Tenant shall deliver such removed fixtures to Landlord unless Tenant is reusing such fixtures within the Demised Premises.

      12.04. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any material, fixtures or articles so installed in and constituting part of the Demised Premises and, against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall bond over or procure the satisfaction or discharge of all such liens within fifteen (15) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of
Section 9.02.

      12.05. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 12 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and Building, nor interference with the business of landlord or any tenant or occupant of the Building.

      12.06. All of Tenant's Changes shall be subject to restoration in the same manner and subject to the same terms and conditions as described in Section 102.

      12.07. None of the provisions of this Article 12 shall apply to Landlord's Work or Tenant's Finish Work described in Exhibit C.

                                   ARTICLE 13

                                TENANT'S PROPERTY

      13.01. All fixtures, equipment, improvements, and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as required herein to be restored or hereinafter in this Article expressly provided.

      13.02. All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called "Tenant's Property"), shall be and shall remain the property of Tenant and shall be removed by it at any time during the term of this Lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Tenant's trade fixtures shall include movable millwork, such as desks, workstations, and audio-visual equipment and telecommunications equipment, except any such removal shall be without permanent structural damage to the Building as described above.

      13.03. At or before the Expiration Date, or the date of an earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall restore the Demised Premises subject to the provisions of Section 3.02 and shall remove all Tenant's Property as described in Section 13.02 above. If Tenant fails to remove its Property and/or otherwise fails to perform any restoration required of it under this Lease, then Tenant shall be deemed a hold-over Tenant as contemplated in Article 40.

      13.04. Any other items of Tenant's Property (except money, securities, and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant's expense. The foregoing shall not limit Tenant's liability for failure to restore as required under this Lease.

                                   ARTICLE 14

                             REPAIRS AND MAINTENANCE

      14.01. Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance of Tenant's Finish Work or Tenant's Changes; (ii) the installation, use or operation of Tenant's Property in the Demised Premises by Tenant, its agents or employees;
(iii) the moving of Tenant's Property in or out of the Building; or (iv) the misuse or neglect of Tenant or any of its employees, agents, contractors or invitees; but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any of Tenant's Finish Work or Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents, or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents, or contractors, Tenant, at its expense, shall replace all scratched, damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance, and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein.

      14.02. Landlord, subject to the provisions of Section 5.04, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in good working order, condition, and repair and shall make with all due diligence all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease. Landlord states that on the inception of this Lease, the plumbing, mechanical, electrical, sewerage, fire protection and sprinkler systems and the HVAC system and the elevators will be in good working order and shall comply with applicable legal requirements.

      14.03. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to Tenant's business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment of appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at a time reasonably convenient to Tenant and otherwise in such a manner as will not materially interfere with Tenant's use of the Demised Premises.

                                   ARTICLE 15

                                   ELECTRICITY

      15.01. Landlord shall furnish the electric energy that Tenant shall require in the Demised Premises. Tenant shall pay to Landlord, as additional rent, the costs and charges for all electric energy furnished to Tenant at the Demised Premises, other than the electric energy costs and charges for the use and operation of the HVAC system (and all its component parts) which costs shall be included as Operating Expenses under Article 5. Additional rent for such electric energy shall be calculated and payable in the manner hereinafter set forth.

      15.02. As part of Landlord's Work as described in Exhibit C, Landlord, at Tenant's sole cost and expense, shall install an electric meter or sub-meter which shall measure Tenant's electrical use (other than the electric energy costs and charges for the use and operation of the base Building HVAC system and all of its component parts). Tenant shall pay the cost of such use to Landlord as additional rent, based upon the actual electrical energy usage as measured by the sub-meter, as if Tenant was a direct independent customer of the utility company.

      15.03. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act, or omission of the public utility serving the Building with electricity or for any other reason. Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs, and ballasts required in the Demised Premises at Tenant's expense at a commercially reasonable cost.

      15.04. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. Landlord represents that the electrical capacity of the Demised Premises is sufficient to satisfy the needs of Tenant for any commercially reasonable use based upon the improvements contemplated in Exhibit C. Landlord further states that the Landlord shall provide electricity service to the main distribution electric buss service in the closet located in the Demised Premises capable of providing seven (7) watts (electric demand load, exclusive of HVAC) per rentable square feet as a basic building service. Tenant's use of such electricity service (other than the electric energy costs and charges for the use and operation of the base Building HVAC system and all of its component parts) shall be separately metered, as provided in Section 15.02. All distribution of electricity from this point shall be the responsibility of Tenant, all at Tenant's sole cost. Any increase in HVAC equipment or service necessitated by the use of this electric demand load shall be at the sole coat and expense of Tenant. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances, or equipment to the Building electrical distribution system in excess of +/-7 watts per rentable square foot or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date, which shall cause the Building's electrical capacity to be exceeded. Should Landlord grant such consent, all additional risers , HVAC equipment or other electrical equipment required therefor shall be provided by Landlord and the cost of installation and maintenance thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for Building standard heating and air-conditioning as described in Exhibit C) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined, and the estimated cost thereof is calculated, the amount of monthly additional rent payable pursuant to Section 15.02 hereof shall be adjusted to reflect the additional cost, and shall be payable as therein provided.

                                   ARTICLE 16

                    HEATING, VENTILATION AND AIR-CONDITIONING

      16.01. Landlord, subject to the provisions of Section 5.04, shall maintain and operate the heating, ventilating, and air-conditioning systems (hereinafter called "the systems") and shall furnish heat, ventilating, and air conditioning (hereinafter collectively called "air conditioning service") in the Demised Premises through the systems, as may be required for comfortable occupancy of the Demised Premises in accordance with the HVAC specifications incorporated as Item "1" of Exhibit C from 8:00 A.M. to 6:00 P.M. Monday through Friday except days observed by the Federal or the state government as legal holidays ("Regular Hours") throughout the year. Air cooling shall occur from April 15th through October 15th of each calendar year. If Tenant shall require air-conditioning service at any other time (hereinafter called "after hours"), Landlord shall furnish such after hours air-conditioning service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand.

      16.02. Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for air-conditioning service in the Demised Premises, or rearrangement of partitioning which interferes with normal operation of the air-conditioning in the Demised Premises, may require changes in the air conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Landlord, at Tenant's expense, as Tenant's Changes pursuant to Article 12.

                                   ARTICLE 17

                            LANDLORD'S OTHER SERVICES

      17.01. Landlord, subject to the provisions of Section 5.04, shall provide public elevator service, passenger and service, by elevators serving the floor on which the Demised Premises are situated during Regular Hours, and shall have at least one passenger elevator subject to call at all other times. Landlord states that except for such instances of temporary use for move in, no elevator shall be dedicated to the exclusive use of one tenant.

      17.02. Landlord, subject to the provisions of Section 5.04, shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors; (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purpose areas requiring greater or more difficult cleaning work than office areas (only to the extent of such additional work performed); (iii) unusual quantity of interior glass surfaces; (iv) non-building standard materials or finishes installed by Tenant or at its request after the Commencement Date; and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor, and their employees shall have after-hours access to the Demised Premises and the free use of light, power, and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder. Landlord agrees that it shall reasonably permit Tenant to designate a locked "or security zone" for the storage of confidential proprietary information, which will have restricted access available to Landlord and its agents. To the extent such security zone is not available to Landlord, Tenant shall be liable for all legal requirements relating to safety, access, ventilation and maintenance and shall indemnify Landlord with respect thereto. Access shall be made available to Landlord upon reasonable notice and during emergencies. Tenant shall maintain the security zone so as to comply with reasonable requirements of Landlord's insurer.

      17.03. Landlord, subject to the provisions of Section 5.04, shall furnish adequate hot and cold water to each floor of the Building for drinking, lavatory, and cleaning purposes, together with soap, towels, and toilet tissue for each lavatory. If Tenant uses water for any other purpose, Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes and/or steam, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord's cost thereof, on the rendition of Landlord's bills therefor.

      17.04. Landlord, at its expense, and at Tenant's request, shall insert initial listings on the Building directory of the names of Tenant, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's proportionate share of the space on the Building directory. All reasonable Building directory changes made at Tenant's reasonable request after the Tenant's initial listings have been placed on the Building directory shall be made by Landlord at the expense of Tenant, and Tenant agrees to promptly pay to Landlord as additional rent the cost of such changes within ten (10) days after Landlord has submitted an invoice therefor.

      17.05. Landlord reserves the right, without any liability to Tenant, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. Notwithstanding the foregoing, if, as a result of circumstances beyond Landlord's control, any service, utility or capacity which Landlord is required to furnish or make available to Tenant under this Lease is interrupted such that Tenant is unable to utilize the Demised Premises, and such condition exists for three (3) consecutive business days after written notice thereof, then commencing from the fourth (4th) business day, Tenant shall be entitled to an abatement of fixed rent and additional rent for each day thereafter that Tenant is unable to utilize the Demised Premises for the conduct of its business. If the condition exists for sixty (60) or more consecutive days, then on five (5) business days written notice, Tenant shall be entitled to terminate this Lease in which event, neither party shall have any further liability to the other.

      17.06. Landlord shall make available for Tenant's use Tenant's Proportionate Share of parking spaces in common with other tenants of the Building in the parking area adjacent to the Building. Landlord agrees that except for payment of common expense charges covered by Article 5, there shall be no separate fee or cost to Tenant for use of the parking areas. Landlord states that the parking for the Building and the Building known as 379 Thornall Street, including the atrium, is contained in a parking structure attached to both buildings and surface parking area surrounding same and that the parking spaces are calculated on the basis of four (4) parking spaces per rentable 1,000 square feet of office space.

      17.07. The Building and the Demised Premises shall be cleaned in accordance with the Cleaning and Maintenance Schedule set forth on Exhibit D annexed hereto and made a part hereof

      17.08. Tenant acknowledges that as part of the consideration for this Lease, and in order not to interfere with the rights of other tenants or other tenants' quiet enjoyment of the common areas of the Building and otherwise prevent Landlord from performing its services without causing increases to the cost of such services, Tenant agrees that it shall not permit its employees to congregate in hallways or elevators, shall not permit its employees to create an unsightly condition in or about any passageway from the Building or the common areas or to the parking lot/deck, with regard to smoking, including the disposal of cigarettes, in the courtyard and/or outer areas adjacent to the Building and will otherwise require its employees to act and conduct themselves in the common areas in such a manner as will not disturb other tenants or the use and enjoyment by other tenants of the Building.

                                   ARTICLE 18

                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

      18.01. All walls, windows, and doors bounding the Demised Premises (including exterior Building .walls, core corridor walls and doors, and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan room, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration, and repair are reserved to Landlord. The exercise of Landlord's rights hereunder shall not result in a reduction in the rentable square footage of the Demised Premises or materially adversely affect Tenant's use and enjoyment of the Demised Premises.

      18.02. Tenant shall permit Landlord to install, use, and maintain pipes, ducts, and conduits within the demising walls, bearing columns, and ceilings of the Demised Premises.

      18.03. Landlord or Landlord's agent shall have the right upon reasonable advanced request to Tenant at the Demised Premises (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the holders of superior mortgages, prospective purchasers or mortgagees of the Building as an entirety; and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting, or maintenance, without liability to Tenant but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

      18.04. During the period of six (6) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants.

      18.05. Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, provided, however, that such changes shall not reduce the size of the Demised Premises nor materially adversely alter the character of the Building as a "first-class commercial office building."

      18.06. Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

                                   ARTICLE 19

                               NOTICE OF ACCIDENTS

      19.01. Landlord and Tenant mutually agree to give notice to the other, promptly after learning of (i) any accident in or about the Demised Premises for which Landlord might be liable; (ii) all fires in the Demised Premises; (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment, and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator, and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 20

                        NON-LIABILITY AND INDEMNIFICATION

      20.01. Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage, or loss, unless caused by or due to the negligence of Landlord, its agents, or employees without contributory negligence on the part of Tenant. Neither Tenant nor any agent or employee of Tenant shall be liable to Landlord for any injury or damage to Landlord or to any property of Landlord or of any other person or damage to any other person or their property, irrespective of the cause of such injury, damage, or loss, unless caused by or due to the negligence of Tenant, its agents, or employees without contributory negligence on the part of Landlord.

      20.02. Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants, invitees or licensees or its or their employees, agents, or contractors, and (b) all costs, expenses, and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

      20.03. Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel supplies or labor resulting therefrom, or other like cause beyond Landlord's reasonable control.

      20.04. Landlord shall indemnify and save Tenant harmless and its agents, employees and invitees arising from any negligent or other wrongful act or omission of Landlord or any of its subcontractors, or agents, or employees with respect to the Building and common areas and all costs, expenses, and liabilities incurred in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding.

                                   ARTICLE 21

                              DESTRUCTION OR DAMAGE

      21.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of the Tenant's Property.

      21.02. If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause not attributable to the fault or negligence of Tenant, its agents, or employees, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore, and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises for the ordinary conduct of its work during the period of restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

      21.03. If the Building shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty, and Landlord elects to terminate all other leases, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within sixty (60) days after the date of the casualty. In case of any damage or destruction mentioned in this Article, Tenant may terminate the Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve
(12) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control. In connection with any damage, pursuant to this
Section 21.03, if the Building is damaged during the last two (2) years of the term, then Tenant may cancel this Lease effective as of the date of the casualty by notifying Landlord within thirty (30) days of the casualty.

      21.04. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business; or annoyance arising from any repair or restoration of any portion 2 of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy during such time that Tenant is able to use the Demised Premises during Landlord's restoration.


      21.05. Landlord will not carry insurance of any kind on Tenant's Property, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same; to the extent that Tenant shall maintain insurance on Tenant's Property, Landlord shall not be obligated to repair any damage thereto or replace the same.

      21.07. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement, and any other law of like import, now of hereafter in force, shall have no application in such case.

                                   ARTICLE 22

                                 EMINENT DOMAIN

      22.01. If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use of purpose, this Lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title on such taking (which date is herein after also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

      22.02. If any part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that Tenant may elect to terminate this Lease in the event of a permanent partial taking, of or part of the Demised Premises if the Demised Premises are not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after the date of such taking. Upon the giving of such notice to Landlord, this Lease shall terminate on the date of service of notice and the rents apportioned to the part of the Demised Premises so taken shall be prorated and adjusted as of the date of the taking and the rents apportioned to the remainder of the Demised Premises shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent shall be reduced to the amount apportioned to the remainder of the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining.

      22.03. Except as specifically set forth in Section 22.04, hereof, Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease, and

Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title, and interest in or to every such award. Tenant may claim a condemnation award for the unamortized portion of the cost incurred by Tenant in connection with any of Tenant's Property installed pursuant to this Lease. In addition, Tenant may sue the appropriate agency for relocation expenses.

      22.04. If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive any award for such taking up to the aggregate of all fixed rent and additional rent provided any such reward does not serve to diminish Landlord's award in any respect whatsoever and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall remain responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held, and applied by Tenant as a trust fund for payment of the rents falling due hereunder. Any temporary taking which lasts longer than nine (9) months shall constitute a permanent taking.

      22.05. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter, and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises provided that Landlord's liability under this Section 22.05 shall be limited to the net amount (after deducting all costs and expenses, including, but not limited to, legal expenses incurred in connection with the eminent domain proceeding) received by Landlord as an award arising out of such taking. If such taking occurs within the last three (3) years of the term of this Lease, Landlord shall have the right to terminate this Lease by giving the Tenant written notice to such effect within ninety (90) days after such taking, and this Lease shall then expire on that effective date stated in the notice as if that were the Expiration Date, but the fixed rent and the additional rent shall be prorated and adjusted as of the date of such taking. If such taking occurs during the last two (2) years of the term of this Lease, then Tenant shall have the right to terminate this lease by giving the Landlord written notice to such effect and the foregoing provisions of this Section 22.05 shall apply with respect to the Tenant's notification to terminate.

      22.06. Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 22.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

      22.07. Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 33.

      22.08. Landlord and Tenant agree that any taking limited to the parking deck and surrounding areas, within the Land, which results in a permanent loss of twenty percent (20%) of the parking spaces, then such event shall be deemed a taking under this Article 22.

                                   ARTICLE 23

                                    SURRENDER

      23.01. Landlord and Tenant acknowledge that Tenant shall be obligated to restore the Demised Premises by the end of the term, including such renewals thereto, or at any earlier expiration date. For purposes of this Lease, and specifically without limitation, for purposes of Article 3, Article 13 and specifically without limitation, Section 13.02, and this Article 23, references to "restoration" or to the obligation of Tenant "to restore", shall mean the demolition of all of Landlord's Work and Tenant's Finish Work, excluding the base Building air-conditioning equipment and duct work and sprinkler systems, and of all work thereafter performed by or on behalf of Tenant in connection with Tenant Changes such that the Demised Premises are delivered to Landlord in the same manner and in the same condition as existed prior to Landlord's Work or Tenant's Finish Work as set forth in Exhibit C. Landlord agrees that Tenant shall have the right, but shall be under no obligation, to request Landlord to restore the Demised Premises upon written notice to such effect given not later than sixty (60) days prior to the expiration of the term. If Tenant requests Landlord to restore the Demised Premises as aforesaid, then Tenant's restoration obligation shall be limited to payment of such demolition costs as are specific to Tenant's then constructed Demised Premises based upon the then applicable labor costs, as may be escalated, and upon the then applicable garbage hauling costs, as may be escalated, and the quantities so involved so reduced at Landlord's discretion. If Tenant fails to perform any restoration required of it under this Lease on or before the last day of the term of this Lease or upon any earlier termination, Tenant shall be deemed a hold-over Tenant under Article 40 of this Lease until such time as Tenant has completed such restoration.

                                   ARTICLE 24

                            CONDITIONS OF LIMITATION

      24.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like imports or whenever a petition shall be filed by Tenant under the arrangement provisions of any law of like import, whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord, (a) at any time of receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 26.

      24.02. This Lease and the term and estate hereby granted are subject to the further limitation that:

            (a) Whenever Tenant shall default in the payment of installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, or any day upon which the same ought to be paid, and such default shall continue for ten (10) days after written notice thereof in the case of fixed rent, Tenant's monthly Projected Share of Increases in Taxes and Operating Expenses, and Tenant's monthly electric charge and twenty (20) days in any other case; or

            (b) Whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of tenants obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty
(30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to risk of criminal liability or foreclosure of any superior mortgage if Tenant shall not,
(i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation; (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same; (iii) complete such remedy within such time after the date of giving of said notice to Landlord as shall reasonably be necessary; or

            (c) Whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, or corporation other than Tenant, except as expressly permitted by
Article 8; or

            (d) Whenever Tenant shall abandon the Demised Premises and not pay rent (unless as a result of a casualty);

            (e) Whenever Tenant shall be deemed in default of the Other Lease, then, and in any of the foregoing cases, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall, if the Landlord so elects, terminate upon ten (10) days written notice by Landlord to Tenant of Landlord's election to terminate the Lease and the term hereof shall expire and come end on the date fixed in such notice, with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for the rent and additional rent which subsequently accrues and for damages as provided in Article 26.

      24.03. In addition to any other rights of Tenant set forth in this Lease, in the event Landlord is in default of its obligations hereof, Tenant shall give Landlord a written notice of such default and thirty (30) days within which to cure same, unless the nature of the default precludes cure within thirty (30) days in which case Landlord shall commence such cure within thirty (30) days and use its reasonable diligence to complete the cure of such default. If, Landlord fails to cure such default, Tenant shall have the right to pay such reasonable sums to cure such default and demand payment by Landlord thereof, or otherwise seek such relief as Tenant is entitled at law or in equity. Under no circumstances shall Tenant have the right to reduce its obligations to pay fixed or additional rent, or otherwise set off any sums against fixed or additional rent pending a judicial order permitting same or a judgment rendered against Landlord.

                                   ARTICLE 25

                              RE-ENTRY BY LANDLORD

      25.01. If this Lease shall expire as provided in Article 24, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold, and enjoy the Demised Premises again as and of its first estate and interest therein. The word "re-enter", as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 24 or if Landlord shall reenter the Demised Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession or the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

      25.02. In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this Lease, either Landlord or Tenant, as the case may be, shall also have the right of injunction. The special remedies hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties may lawfully be entitled at any time.

      25.03. If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of any termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security, or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.

                                   ARTICLE 26

                                     DAMAGES

      26.01. If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action of any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. Damages shall also include the unamortized portion of the cost of Landlord's Work and any brokerage fees or commissions paid by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

            If the Demised Premises or any part thereof to be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunals the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof so relet during the term of the reletting.

            Landlord agrees that it shall exert commercially reasonable efforts to mitigate damages by attempting to relet the Demised Premises. However, in the exercise of such efforts, Tenant acknowledges that Landlord shall have no obligation to Tenant to offer the Demised Premises, or any part thereof, in any manner, shape, form, or pursuant to any program different from any other space in any building owned by Landlord in the Metro Park Complex then sought to be leased by Landlord.

      26.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to seek and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.01. Except with respect to the amount of fixed rent or Tenant's finally determined Proportionate Share of Operating Expenses (which shall be governed by Article 5) any payment by Tenant may be accompanied by a letter from Tenant protesting such payment or reserving its rights under the Lease with respect to such payment. Any such protest or reservation be made along with the payment and must be detailed and specific as to the nature of such protest or reservation. If Tenant fails to implement litigation proceedings within ninety (90) days of its reservation or protest, Tenant shall be deemed to have waived its protest and reservation. If Landlord accepts, or is otherwise as a result of litigation, required to reimburse or repay Tenant in connection with such reservation or protest, such reimbursement shall be accompanied by interest at First Union Prime Plus 2.5% per annum, which shall run from the date of protest through the date of payment by Landlord.

      26.03. In addition to the foregoing and without regard to whether this Lease is terminated, Tenant shall pay to Landlord upon demand, all costs and expenses incurred by Landlord, including reasonable attorney's fees, with respect to any lawsuit instituted or defended or any action taken by Landlord to enforce all or any of the provisions of this Lease to the extent Landlord is successful. Landlord agrees that, if, after implementing proceedings or litigation, Tenant is successful therein, then Landlord shall pay Tenant's reasonable costs and expenses, including reasonable attorney fees.

                                   ARTICLE 27

                                     WAIVERS

      27.01. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

      27.02. In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payment made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

      27.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto,

      27.04. The provisions in Articles 16 and 17 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services.

                                   ARTICLE 28

                        NO OTHER WAIVERS OR MODIFICATIONS

      28.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act, or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, or termination of effectuation of the abandonment is sought.

      28.02. Without limiting Section 28.01, the following provisions shall also apply:

            (a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

            (b) The receipt by Landlord or the payment by Tenant of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

            (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                                   ARTICLE 29

                            CURING TENANT'S DEFAULTS

      29.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 24.02 or elsewhere in this Lease for cure of such default, whichever occurs first.

      29.02. Bills, invoices and purchase orders for any and all reasonable costs, charges, and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof, or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense, and disbursement involved in instituting and prosecuting summary proceedings, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

                                   ARTICLE 30

                                     BROKER

      30.01. Landlord and Tenant covenant, warrant, and represent that there was no broker except THE CORPORATE REAL ESTATE ALLIANCE, ("Broker") instrumental in consummating this Lease and that no conversations or negotiations were had with any broker except Broker concerning the renting of the Demised Premises. Landlord and Tenant agree to hold the other party harmless against any claims for a brokerage commission arising out of a breach by the other party of the foregoing representation.

                                   ARTICLE 31

                                     NOTICES

      31.01. Any notice, statement, demand, or other communications required or permitted to be given, rendered, or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building) and shall be deemed to have been given, rendered, or made on the date following the date of mailing. Notice may also be given by facsimile transmittal or overnight mail. If such notice is given by facsimile transmittal, it shall be deemed received the day it was sent and overnight mail shall be deemed received the day after it was sent. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, or other communications intended for it. In the event of the cessation of any mail delivery for any reason, personal delivery shall be substituted for the aforedescribed method of serving notices.

                                   ARTICLE 32

                              ESTOPPEL CERTIFICATE

      32.01. Tenant agrees, when requested by Landlord, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification), certifying the dates to which the fixed rent and additional rent have been paid, whether any dispute exists with respect thereto and stating whether or not, to Tenant's best knowledge, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others. Such statement shall be served upon Landlord by Tenant within ten (10) days of Landlord's request. Landlord agrees, when requested by Tenant, to execute and deliver to Tenant within ten (10) days of Tenant's written request therefor, a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, whether any dispute exists with respect thereto and stating whether or not, to Landlord's best knowledge, Tenant is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Landlord may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others.

                                   ARTICLE 33

                                   ARBITRATION

      33.01. The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease.

      33.02. The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. If the arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however that:

            (a) If the second arbitrator shall not have been appointed as aforesaid. the first arbitrator shall proceed to determine such matter; and

            (b) If the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any organization successor thereto), or in it absence, refusal, failure, or inability to act, may apply for a court appointment of such arbitrator.

      33.03. Each arbitrator shall be a fit and impartial person who shall have had at least five years' experience in a calling connected with the matter of dispute.

      33.04. The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction. Notwithstanding the foregoing, the parties hereto agree that such judgment of the arbitrator shall not be binding and may be the subject of litigation in the Superior Court of New Jersey if it is alleged that the arbitrator made a mistake of fact or law.

      33.05. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursement of attorneys or witnesses for each party) shall be borne by the parties equally.

      33.06. Notwithstanding the provisions of this Article, if any delay in complying with any requirements of this Lease by Tenant might subject Landlord to any fine or penalty, or to prosecution for a crime, or if it would constitute a default by Landlord under any mortgage, Landlord may exercise its right under
Article 29, to remedy such default and in such event the sole question to be determined by the arbitrators under this Article, shall be whether Tenant is liable for Landlord's cost and expenses of curing such default.

                                   ARTICLE 34

              NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW

      34.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease, which alone fully and completely express their agreements and that the same are entered into after ball investigation, neither party relying upon any statement or representation not embodied in the Lease made by the other.

      34.02. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      34.03. This Lease shall be governed in all respects by the laws of the State of New Jersey.


                                   ARTICLE 35

                                    SECURITY

                              INTENTIONALLY DELETED

                                   ARTICLE 36

                                  PARTIES BOUND

      36.01. The obligation of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

      36.02. If Landlord shall be an individual, joint venture, tenancy in common, partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (or the proceeds thereof), all consideration received by Landlord from the sale or the disposition of any part of Landlord's right, title and interest in the Building, all available condemnation awards and insurance proceeds not used for restoration, but subject to the rights of the mortgagee and, where expressly so provided in this Lease, to offset against the rents payable under this Lease for the collection of a judgment (or other judicial process) which requires the payment of money by Landlord in the event of any default by Landlord hereunder. No other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. Further, Tenant agrees that Landlord shall not be liable to Tenant for any special. indirect, or consequential damages arising out of Landlord's breach of this Lease.

      36.03. Landlord agrees that Tenant shall not be liable to Landlord for any special, indirect or consequential damages arising out of Tenant's breach of this Lease, however, rents, restoration charges, interest, late charges, fees, reimbursements, damages incurred by Landlord as a result of Tenant holding over and other damages provided for in Article 26 shall not be considered special, indirect or consequential damages.

                                   ARTICLE 37

                                    CONSENTS

      37.01. Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other had unreasonably withheld or delayed a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty (20) days after making its request for the consent.


                                   ARTICLE 38

                     MORTGAGE FINANCING - TENANT COOPERATION

      38.01. In the event that Landlord desires to seek mortgage financing secured by the Demised Premises, Tenant agrees to cooperate with Landlord in the making of any application(s) by Landlord for such financing including the delivery to Landlord's mortgage broker or mortgagee, of such information as they shall require with respect to Tenant's occupancy of the Demised Premises, including, but not limited to the current financial statement of Tenant, but Tenant shall not be required to deliver such information directly to Landlord, all of the above to be at no cost and expense of Tenant. In the event that Landlord's mortgagee shall request changes to the within Lease in order to make same acceptable to Landlord's mortgagee. Tenant agrees to consent to such changes, provided such changes shall not affect the term of this Lease nor the financial obligations of Tenant hereunder nor otherwise adversely affect Tenant's rights hereunder. The request by such mortgagee for notice of Landlord's defaults and reasonable opportunity to cure shall not be deemed adverse.

                                   ARTICLE 39

                            ENVIRONMENTAL COMPLIANCE

      39.01. Tenant shall, at Tenant's sole cost and expense, comply with the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder (referred to as "ISRA") as same relate to Tenant's occupancy of the Demised Premises, as well as all other state, federal or local environmental law, ordinance, rule, or regulation either in existence as of the date hereof or enacted or promulgated after the date of this Lease, that concern the management, control, discharge, treatment and/or removal of hazardous discharges or otherwise affecting or affected by Tenant's use and occupancy of the Demised Premises. Tenant represents that Tenant's SIC number does not subject it to ISRA. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP, pursuant to any other environmental law, rule, or regulation, determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharge of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, then Tenant shall, at Tenant's own expense prepare and submit the required plans and financial assurances, and carry out the approved plans. In the event that Landlord shall have to comply with ISRA by reason of Landlord's actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or a Negative

Declaration and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend, and save harmless Landlord from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP. Tenant's obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall have no responsibility to obtain a "Negative Declaration" or "Letter of Non-Applicability" from the NJDEP if the sole reason for obtaining same is in connection with a sale or other disposition of the real estate by Landlord but Tenant agrees to cooperate with Landlord in Landlord's effort to obtain same and shall perform at Tenant's expense any clean up required by reason of Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 40

                                  HOLDING OVER

      40.01. Tenant will have no right to remain in possession of all or part of the Demised Premises after the expiration of the term. If Tenant remains in possession of all or any part of the Demised Premises after the expiration of the Lease, without the express consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and
(c) such tenancy may be terminated by Landlord upon the earlier of (i) thirty
(30) days prior written notice, or (ii) the earliest date permitted by law. In such event, monthly rent will be increased to an amount equal to one hundred and twenty five percent (125%) for the first month of holdover, one hundred and fifty (150%) for the second month of holdover and two hundred percent (200%) thereafter of the monthly rent payable during the last month of the term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease. The provisions of this Section shall not be construed to relieve Tenant from liability to Landlord for damages resulting from any such holding over, or preclude Landlord from implementing summary dispossess proceedings. Tenant further acknowledges that its failure to perform any restoration required of it under this Lease shall be deemed the same as its remaining in possession of the Demised Premises after the expiration of the term, subjecting it to hold-over rent in accordance with this Article 40.

                                   ARTICLE 41

                      CERTAIN DEFINITIONS AND CONSTRUCTIONS

      41.01. For the purpose of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires, the definitions set forth in Exhibit F annexed hereto shall be utilized.

      41.02. The various terms which are italicized and defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

      41.03. The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

      41.04. The Article headings in this Lease and the Index prefixed to this Lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing this Lease.

                                   ARTICLE 42

                              RELOCATION OF TENANT

      42.01. Landlord at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Demised Premises to another location of comparable size and decor in the Building. By written notice to Landlord served within five (5) days of Tenant's receipt of the relocation notice, Tenant may elect to terminate this Lease in lieu of relocating to the other space and shall there upon vacate the Demised Premises within the sixty
(60) day period. In the event of any such relocation, Landlord shall be responsible for the expenses of preparing and decorating the relocated premises so that they will be substantially similar to the Demised Premises being relocated at the time of such relocation. Landlord shall also bear the moving expenses of the relocation, but reserves the right to move Tenant through its own personnel. Landlord agrees that its right to relocate Tenant shall be limited to relocating Tenant to the 15th floor. Landlord shall be responsible for all costs associated with the closing of the stairwell on the 14th floor and its relocation between the 14th and 15th floor. Notwithstanding the foregoing, Landlord shall be entitled to rescind its notice of relocation within forty-five
(45) days of its having forwarded to Tenant the notice of relocation or within forty-eight (48) hours of Tenant having properly elected to terminate this Lease. In the event Landlord rescinds the notice as aforesaid, this Lease shall continue in full force and effect.

                                   ARTICLE 43

                                 OPTION TO RENEW

      43.01. Provided that Tenant is not then in default of the terms, covenants, and provisions of this Lease beyond any applicable notice and grace period and opportunity to cure, Landlord hereby grants to Tenant the right to renew the term of this Lease for one (1) additional period of five (5) years (the "First Renewal Period") commencing on the day after the initial Expiration Date upon the same terms and conditions as set forth in this Lease other than the fixed annual rental which shall be the Fair Market Rental of the Demised Premises at the time of the commencement of the First Renewal Period. Said fixed annual rental shall be payable in equal monthly installments in advance on the first day of each and every month of the First Renewal Period. The base year for calculation of additional rent for increase in taxes and operating expenses for the First Renewal Period shall be the assessed valuation of the Land and Building for the Tax Year in which the First Renewal Period shall commence, multiplied by the tax rate applicable to such period and the Base Year for Operating Expenses which shall be the first Operational Year in which the First Renewal Period shall commence. Tenant shall exercise the within Option by giving written notice to Landlord not later than nine (9) months prior to the initial Expiration Date, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void.

      43.02. Provided that Tenant is not then in default of the terms, covenants, and provisions of this Lease beyond any applicable notice and grace periods and has exercised its rights under Section 43.01 with respect to the First Renewal Period, Landlord hereby grants to Tenant the right to renew the term of this Lease for a second additional period of five (5) years (the "Second Renewal Period") commencing on the day after the expiration of the First Renewal Period upon the same terms and conditions as set forth in this Lease other than the fixed annual rental which shall be the Fair Market Rental of the Demised Premises at the time of the commencement of the Second Renewal Period. Said fixed annual rental shall be payable in equal monthly installments in advance on the first day of each and every month of the Second Renewal Period. The base year for calculation of additional rent for increase in taxes and operating expenses for the Second Renewal Period shall be the assessed valuation of the Land and Building for the Tax Year in which the Second Renewal Period shall commence, multiplied by the tax rate applicable to such period and the Base Year for Operating Expenses which shall be the first Operational Year in which the Second Renewal Period shall commence. Tenant shall exercise the within Option by giving written notice to Landlord not later than nine (9) months prior to the expiration of the First Renewal Period, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void.

      43.03. Fair Market Value shall mean the rents obtainable for comparable space in the Metro Park, Edison, New Jersey market area.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


WITNESS:                               LANDLORD:
                                       THORNALL ASSOCIATES, L.P.,
                                       a New Jersey Limited Partnership

                                       /s/ Michael Alfieri
--------------------------------       --------------------------------
                                       By: Michael Alfieri
                                       Title: Partner


ATTEST:                                TENANT:
                                       PXRE CORPORATION,
                                       a Delaware Corporation

                                       /s/ Sanford M. Kimmel
--------------------------------       --------------------------------
                                       By: Sanford M. Kimmel
                                       Title: Senior V.P. & Treasurer

                                    EXHIBIT A

                               DESCRIPTION OF LAND
                               399 THORNALL STREET

ALL that certain tract, lot and parcel of land lying and being in the Township of Edison, County of Middlesex, and State of New Jersey being more particularly described as follows:

BEGINNING at a point in the Southeasterly Right-of-Way line of Thornall Street, distant Southwestwardly 1,234.34 feet from the intersection formed by the Southeasterly Right-of-Way line of Thornall Street, with the Southwesterly Right-of-Way line of Wood Avenue South and from said beginning point running thence:

1. South 43 degrees 27 minutes 01 seconds East along the common line between lot 2-B-1 and Lot 2-B-4 in Block 676, as shown on the current Township of Edison Tax Map 919.28 feet to a point; running thence
2. South 55 degrees 02 minutes 33 seconds West, along the common line between Lot 2-B-4 and Lot 5 in Block 676, as shown on said Tax Map, 134.80 feet to an angle point; running thence
3. South 31 degrees 14 minutes 31 seconds West, 99.16 feet to a point; running thence
4. North 53 degrees 23 minutes 59 seconds West, 612.14 feet to a point; running thence
5. North 36 degrees 36 minutes 01 seconds East, 76.19 feet to a point; running thence
6. North 53 degrees 23 minutes 59 seconds West 264.80 feet to a point in the new southeasterly Right-of-Way line of Thornall Street; running thence
7. Northeastwardly along the new southeasterly Right-of-Way line of Thornall Street, along a curve to the left having a radius of 4,694.00 feet and an arc length of 42.71 feet to a point of tangency; thence running
8. North 31 degrees 44 minutes 10 seconds East, continuing along said Right-of-Way line of Thornall Street, 32.06 feet to a point of curvature; running thence
9. Northeastwardly still along the above mentioned new Right-of-Way line of Thornall Street, along a curve to the right, having a radius of 894.19 feet, an arch length of 235.66 feet to a point, said point being the point and place of BEGINNING.

Being also known as Lot 2-B-4 in Block 676 on the current Tax Map of the Township of Edison, Middlesex County, New Jersey.

Subject to easements, restrictions, and covenants of record and such state of facts as an accurate survey may reveal.


                                       1A

                                    EXHIBIT B

                                   FLOOR PLAN

                                  SEE ATTACHED


                                       1B

                               [GRAPHIC OMITTED]

                                   EXHIBIT B

--------------------------------------------------------------------------------
         TENANT PLACEMENT PLANS                   APPROVED
--------------------------------------------------------------------------------
[LOGO]              PROJECT METRO 111                               ORWG
                            12TH FLOOR PLAN
                    ----------------------------------------------- TP-1
                    JOB NO.                       10/5/99
--------------------------------------------------------------------------------

                                    EXHIBIT C

                               SEPARATE WORKLETTER


                                       1C

THORNALL ASSOCIATES, AS LANDLORD
PXRE CORPORATION, AS TENANT

                                    EXHIBIT C
                                 LANDLORD'S WORK

1. HVAC - Perimeter baseboard electric heat, central high velocity fan system which utilizes a minimum of 10% to a maximum of 100% fresh air to maintain no less than 68 degrees interior at zero degrees exterior, with a 15-mile per hour wind. Air-cooling shall maintain no more than 78 degrees F dry bulb with approximately 50% relative humidity when the outdoor conditions are 91 degrees F dry bulb. The above heating and cooling standard is for normal office use only which shall be deemed to be one person for every 200 square feet in any given or confined area which shall not include areas with special HVAC requirements such as computer rooms, conference rooms, cafeterias, high density or excessive heat producing equipment. Perimeter baseboard electric heat is used during winter operations and an air cooling system is utilized during summer operations.

2.    Window covering - one (1) building-standard venetian blind per window.

3. Landlord shall complete the interior of the Demised Premises in accordance with space plans and specifications that shall be supplied by the Tenant. The location of the space is shown in Exhibit B, dated October 5, 1999.

4. Landlord shall permit Tenant and/or its agents or labor to enter the Premises prior to the Commencement Date of the Lease upon prior reasonable written request from Tenant, at a time designated by Landlord consistent with Landlord's construction schedule in order to install telephone outlets, data lines and computer equipment for the Computer Room. The foregoing right to enter prior to the Commencement Date, however, is conditioned upon Tenant's not interfering with Landlord's labor. If at any time such entry shall cause disharmony, interference, or union disputes of any nature whatsoever, or if Landlord shall, in Landlord's sole reasonable judgment, determine that such entry, such work and the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Demised Premises at the earliest possible date, then this right of entry may be withdrawn by Landlord immediately upon written notice to Tenant but shall be reinstated as soon as Landlord deems Tenant's re-entry practicable. Such entry shall be at Tenant's sole risk. In the event that Tenant's agents or labor incur any charges from Landlord, including but not limited to, charges for clean-up costs necessitated by Tenant's entry, such charges shall be deemed an obligation of Tenant and shall be collectible as additional rent pursuant to the Lease. Landlord shall have no liability for any furnishings, equipment or other items placed in the Demised Premises and Tenant shall indemnify, defend and hold Landlord harmless for any damage, loss or expense caused by it or its contractors or agents. Tenant shall also provide evidence of insurance in accordance with the Lease and evidence of Worker's Compensation Insurance to protect Landlord and Tenant during the period of Tenant's entry prior to the Commencement Date.

5. At any time after substantial completion of Landlord's Work, Landlord, upon reasonable notice to Tenant, may enter the Demised Premises, at such times as shall be reasonably acceptable to Landlord and Tenant, to complete unfinished details of Landlord's Work and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents.

6. Tenant further agrees that if an elevator lobby or corridor is included in Tenant's Demised Premises or if by virtue of the size and configuration of Tenant's Demised Premises, other tenants of the Building when in the lobby, elevator or corridor can see into Tenant's Demised Premises through a demising wall by a glass window, the Landlord shall have the sole and final decision as to the color and design of all paint, wall coverings and floor coverings so visible from the lobby, elevator or corridor.

7. The Tenant shall provide the Landlord with a complete set of architectural and engineering documents to bid and for construction of the Tenant fit-out. These shall be submitted to the Landlord on or before November 30, 1999. Delivery after November 30, 1999 shall constitute a Tenant Delay, to the extent Landlord's Work is actually delayed. The Landlord shall have the right to review and approve these drawings.

8. The Landlord shall provide the Tenant with $23.00 per rentable square foot for the Tenant's improvements. This allowance shall be used in connection with the cost of Landlord's Work and for no other purpose of readying the Demised Premises for occupancy, such as telephone, furniture, or computer systems.

9. For any costs above the Landlord's Work, the Tenant shall pay the Landlord a 33% payment with the return of the work authorization to proceed, a 33% payment thirty (30) days after receipt of the building permit, a 29% payment upon Landlord's return of a Certificate of Occupancy and a final 5% payment upon Landlord's completion of the punchlist items. The punchlist shall be delivered by the Tenant to the Landlord within ten business days after the issuance of a Certificate of Occupancy. The punchlist items shall be limited to the scope and the extent of the initial construction fit-out work contained in the construction documents as provided by the Tenant to the Landlord per Paragraph 7 of Exhibit "C" above. After notice by the Landlord to the Tenant that the punchlist items are complete, then the Tenant shall pay the final 5% to the Landlord.

10. The Landlord shall bid out all the trades to duly qualified subcontractors. The Tenant may make recommendations to the Landlord for qualified subcontractors, but the Landlord shall have the final choice as to which subcontractors are qualified. The Landlord shall pick the low bidder unless the Landlord and Tenant agree upon a higher bidder. The final cost for the entire job shall include:

      o General conditions as defined in Division B10.00 of R. S. Means Construction Cost Data, as applicable to the Tenant's fit-out project
      o     All of the subcontractors' bids
      o     All demolition work shall be performed by the Landlord
      o Overhead at 13% of the general conditions and the subcontractors' bids above
      o     Profit at 10% of all the items listed above
      o     Architectural fees, if any
      o All charges associated with the review of mechanical, electrical, sprinkler, plumbing and structural engineering documents, if any

11. The Tenant shall be responsible for the telephone and computer installation. The Landlord shall coordinate the timing of these items with the Tenant. The Landlord shall not charge any overhead fees or profit for such coordination work.

12. All changes to Landlord's Work requested by Tenant shall be in writing. Landlord shall advise Tenant before accepting the change, of the cost thereof or, if applicable, the savings and the delay in the substantial completion, if any, caused by the change and, for any major changes to Landlord's Work, any additional restoration requirements, if any. Tenant shall have five (5) days from receipt of this information from Landlord to advise Landlord to proceed with the change or to withdraw the request. Tenant shall pay the cost of the change order within thirty (30) days after receipt of Landlord's invoice with respect to such change if there shall be an increased cost to Landlord as a result thereof.

13. The Landlord shall provide seven (7) watts per rentable square foot for the Tenant's electric in the suite, exclusive of HVAC.

14. The Tenant shall have the option to install a stairwell between the 12th and 14th Floors, subject to the review and approval by the Landlord of its location and for approval by the Landlord of the architectural and engineering drawings for the stairwell, which location has been approved by Landlord as set forth in the plan, titled PL-1A, dated July 15, 1999.

15. The Landlord will provide a location for the supplemental HVAC outside the building.

                                    EXHIBIT D

                     CLEANING AND MAINTENANCE SPECIFICATIONS

Landlord will provide building standard cleaning services to the tenant area and the ground floor lobby area in accordance with the following specifications:

NIGHTLY

1.    GENERAL CLEANING

      a. Empty all waste and recycling receptacles, removing waste and recycling material to designated central location for disposal.

      b. Empty and damp wipe clean all ashtrays. Screen and clean all sand urns, wipe exterior of sand urns.

      c.    Wash and disinfect all water coolers and drinking fountains.

      d. Wipe clean fingermarks, smudges, etc. from all doors, security desks, wall surfaces, furniture system trim, fixtures, cabinets, files, conference tables, chairs, partition glass, flat ledges, heating units, baseboards, blinds and window ledges.

      e.    Replace plastic liners in all waste-disposal cans.

      f. Hand brush and/or vacuum all upholstered furniture, including furniture system fabric panels.

      g.    Doors: Wash and wipe clean all kick panels, push/pull areas.

      h.    Wash and disinfect all public telephones.

      i.    Wipe down mail chute and mail depository nightly.

      j.    Clean all Tenant's interior stairways.

2.    FLOORS

      Group A -   Ceramic tile, marble, terrazzo.


                                       1D

      Group B -   Linotile, asphalt, koroseal, plastic vinyl, rubber, wood,
                  cork, or other types of floors and base.

      a. All floors in Group A to be swept and wet-mopped. Move light furniture, planters and equipment other than desks and files.

      b. All floors in Group B to be dry mopped, using a "dustdown" preparation, and spots to be removed by wet process.

      c.    Main lobby to be machine buffed nightly.

3.    VACUUMING

      a. Vacuum all rugs and carpeted areas, moving light furniture and office equipment other than desks and file cabinets. Spot clean to remove soluble spots which safely respond to standard spotting procedures without risk of injury to color or fabric.

4.    WASHROOMS AND TOILETS

      a. Sweep, mop, rinse, and dry floors. Polish mirrors, chrome plumbing and bright-work. Clean enameled surfaces.

      b. Wash and disinfect basins, urinals, and bowls using scouring powder to remove stains, making certain to clean undersides of rims of urinals and bowls.

      c.    Wash and disinfect both sides of all toilet seats.

      d. Supply and service all toilet tissue, soap, towels, and sanitary napkins. Sanitary napkins will be supplied in coin operated dispensers.

      e. All wastepaper cans and all receptacles are to be emptied and new plastic liners installed.

      f. Hand dust and wash clean all partitions, tile walls, dispensers, and receptacles in lavatories and vanity area.

      g. Empty and clean sanitary disposal receptacles and install new plastic liners.

5.    ELEVATORS


                                       2D

      a. Clean the floor in accordance with specifications outlined above based upon the type of flooring installed. The doors, metal wall surfaces, wood wall surfaces ceiling and fixtures shall be dusted.

6.    GLASS

      a. Clean both sides of all lobby glass, building entrance doors, upper lobby glass, furniture system partition glass and interior wall glass.

7.    STAIRWELLS

      a. Check all stairwells and landings nightly throughout entire demised area, and keep in clean condition. All stairways and landings will be dry mopped nightly. Railings, ledges, and equipment will be dusted nightly.

WEEKLY

8.    GENERAL CLEANING

      a. Hand dust all office equipment, furniture, fixtures, including paneling, shelving, window sills and mullions, telephones and all flat surfaces with a treated cloth or yarn duster.

9.    FLOORS

      a.    Floors in Group B will be wet mopped weekly.

10.   WASHROOMS AND TOILETS

      a.    Wash down walls in washrooms and stalls, from trim to floor.

11.   ELEVATORS

      a. The doors, surfaces and fixtures shall be damp wiped. The floors shall be stripped, waxed, and machine buffed weekly.

12.   STAIRWAYS

      a. These areas shall be stripped, waxed and buffed weekly. This will be governed by the amount of wear due to weather and other conditions.

13.   MAIN LOBBY


                                       3D

      a.    Clean walls with damp cloth and dust weekly.

MONTHLY

14.   FLOORS

      a. Waxing, buffing, stripping or machine scrubbing of the floors in Group A and B.

15.   HIGH DUSTING

      a. Dust all closet shelving and wash all closet floors, when accessible.

QUARTERLY

16.   GLASS

      a.    Clean inside of windows.

17.   HIGH DUSTING

      a. Damp dust all pictures, charts, graphs, light fixtures, etc., not reached in nightly cleaning.

      b. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces not reached in nightly cleaning.

      c. Damp dust air conditioning diffusers, wall grills, door louvers, registers and venetian blinds.

SEMI ANNUALLY

18.   GLASS

      a.    Clean all doors and exterior side of exterior windows.

ANNUALLY

19.   HIGH DUSTING

      a.    Dust interior and exterior of tight fixtures.


                                       4D

MISCELLANEOUS

      a. On completion of work, all slop sinks are to be thoroughly cleaned, and cleaning equipment to be stored neatly in designated locations.

      b. All cleaning services except those performed by day porters, window cleaners, and matrons are to be performed nightly, five nights per week. No Saturday. Sunday or Building holiday service to be provided. In no event shall performance of any cleaning service interfere with Tenant's normal business operation.

      c. The Contractor or Landlord is to furnish all necessary approved cleaning materials, implements, and machinery for the satisfactory completion of the work. This includes scaffolding, vacuum machines, scrubbing machines, etc.

      d. Contractor shall furnish proof of liability and property damage insurance reasonably acceptable to Landlord, and Workman's Compensation Insurance in amounts required under the laws of New Jersey.

      e. Tenant will be charged for cleaning services in excess of the specifications outlined above.

      f. Tenant will be charged for the incremental cost to clean any areas of the Demised Premises used for special purposes requiring more difficult cleaning work than office areas including, but not limited to, private toilets and showers, dining areas, cafeteria, kitchen, etc.


                                       5D

                                    EXHIBIT E

                              RULES AND REGULATIONS

      1. The rights of tenants in the entrances, corridors, elevators, and escalators of the Building are limited to ingress to and egress from the tenants' demised premises for the tenants and their employees, licensees, and invitees, and no tenant shall use or permit the use of the entrances, corridors, escalators, or elevators for any other purpose. No tenant shall invite to the tenant's demised premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators, and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees, or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits, or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

      2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by the Landlord or the tenant whose demised premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation, and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement, or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property of the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the packaging or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibilities on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion, or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting, or peddling in the Building is prohibited, and every tenant shall cooperate to prevent the same.

      3. No tenant shall obtain or accept for use in its demised premises ice, food for on premises preparation other than warming, beverage towel, barbering, boot blackening, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive and where appropriate and


                                       1E
consonant with the security and proper operation of the Building sufficient persons are so authorized for the same service to provide tenants with a reasonably competitive selection. Such services shall be furnished only at such hours, in such places within the Tenant's Demised Premises and under such reasonable regulations as may be fixed by the Landlord. Tenant may have a coffee service, subject to Landlord's approval, and a kitchen for the use of its employees commensurate with normal office use.

      4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees, or invitees of the tenant shall be paid by such tenant.

      5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's demised premises, or at any point inside any tenant's premises where the same might be visible outside of such demised premises, except that the name of the tenant may be displayed on the entrance door of the tenant's demised premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color, and style of such display. The inscription of the name of the tenant on the door of the tenant's demised premises shall be done by the Landlord at the expense of the tenant.

      6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's demised premises. Linoleum, tile, or other floor covering shall be laid in a tenant's demised premises only in a manner approved by the Landlord.

      7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's demised premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as the Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon the same upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise, and bulky matter of any description shall be delivered to and removed from the demised premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord. Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

      8. No machines or mechanical equipment of any kind other than typewriters and other ordinary portable business machines. may be installed or operated in any tenant's demised premises without Landlord's prior written consent, and in no case (even where the same are of a type so accepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical


                                       2E
equipment which may be permitted to be installed and used in a tenants demised premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration, or electrical or other interference from being transmitted from such premises to any other area of the Building.

      9. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord might disturb other tenants in the building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's demised premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenants' demised premises, and nothing shall be brought into or kept in any tenants' demised premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning, or other servicing of the Building or the demised premises, or the use of enjoyment by any other tenant of any other demised premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible, or explosive object or material shall be brought into the building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenants' demised premises shall be cared for and cleaned by and at the expense of the tenant.

      10. No acids, vapors, or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

      11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenants' demised premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's demised premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's demised premises and toilet rooms shall be delivered to the Landlord.

      12. All entrance doors in each tenants' demised premises shall be left locked, and all windows shall be left closed by the tenant when the tenant's demised premises are not in use. Entrance doors shall not be left open at any time.

      13. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

      14. All windows in each tenant's demised premises shall be kept closed and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's demised premises.


                                       3E

                                    EXHIBIT F

                                   DEFINITIONS

      (a) The term "mortgage" shall mean an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term "mortgagee" shall mean such a trustee.

      (b) The terms "include," "including," and "such as" shall each be construed as if followed by the phrase "without being limited to."

      (c) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean the Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated

      (d) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county, and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies, or office thereof, or of any other governmental, public, or quasipublic authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

      (e) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders, and other requirements of the New Jersey Board of Fire Underwriters and/or similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

      (f) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

      (g) Reference to termination of this Lease includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

                                    EXHIBIT G

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS AGREEMENT is made and entered into as of this __ day of _______, 199__, by and among _______________________________________ ("Tenant") and NEW
YORK LIFE INSURANCE COMPANY, a New York mutual insurance company [NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, a Delaware corporation] ("Lender"), whose principal address is 51 Madison Avenue, New York, New York, and THORNALL ASSOCIATES, L.P. ("Landlord").

                                    RECITALS:

      A. Lender has made a mortgage loan (the "Loan") to Landlord in the amount of $36,000,000 secured by a mortgage (the "Mortgage") on the real property legally described in Exhibit "A" attached hereto (the "Premises");

      B. Tenant is the present lessee under a lease dated _____________________ made by Landlord demising a portion of the Premises and other property (said lease and all amendments thereto being referred to as the "Lease");

      C. The Loan terms require that Tenant subordinate the Lease and its interest in the Premises in all respects to the lien of the Mortgage and that Tenant attorn to Lender; and

      D. In return, Lender is agreeable to not disturbing Tenant's possession of the portion of the Premises covered by the Lease (the "Demised Premises"), so long as Tenant is not in default under the Lease.

      NOW THEREFORE, in consideration for the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENTS:

      1. Subordination. The Lease, and the rights of Tenant in, to and under the Lease and the Demised Premises, are hereby subjected and subordinated to the lien of the Mortgage and to any modification, reinstatement, extension, supplement, consolidation or replacement thereof as well as any advances or re-advances with interest thereon and to any mortgages or deeds trust on the Premises which may hereafter be held by Lender.

      2. Tenant Not to be Disturbed. In the event it should become necessary to foreclose the Mortgage or Lender should otherwise come into possession of title to the Premises, Lender will not join Tenant in summary or foreclosure proceedings unless required by law in order to obtain jurisdiction, but in such event no judgment foreclosing the Lease will be sought, and Lender will not disturb the use and occupancy of Tenant under the Lease so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease and has not prepaid the rent except monthly in advance as provided by the terms of the Lease.

      3. Tenant to Attorn to Lender. Tenant agrees that in the event any proceedings are brought for foreclosure of the Mortgage, it will attorn to the purchaser as the landlord under the Lease. The purchaser by virtue of such foreclosure shall be deemed to have assumed and agreed to be bound, as substitute landlord, by the terms and conditions of the Lease until the resale or other disposition of its interest by such purchaser, except that such assumption shall not be deemed of itself an acknowledgment by such purchaser of the validity of any then existing claims of Tenant against any prior landlord (including Landlord). All rights and obligations under the Lease shall continue as though such foreclosure proceedings had not been brought, except as aforesaid. Tenant agrees to execute and deliver to any such purchaser such further assurance and other documents, including a new lease upon the same terms and conditions of the Lease, confirming the foregoing as such purchaser may reasonably request. Tenant waives the provisions (i) contained in the Lease or any other agreement relating thereto and (ii) of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding.

      4. Limitations. Notwithstanding the foregoing, neither Lender nor such other purchaser shall in any event be:

      (a) liable for any act or omission of any prior landlord (including Landlord);

      (b) obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the time that Lender or such other purchaser succeeded to the interest of such prior landlord under the Lease;

      (c) subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including landlord);

      (d) bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance;

      (e) bound by any amendment or modification of the Lease made without the written consent of Lender or such other purchaser; or

      (f) liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or such other purchaser has actually received for its own account as landlord the full amount of such security deposit.

      5. Acknowledgment of Assignment of Lease and Rent. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice.

      6. Limited Liability. Tenant acknowledges that in all events, the liability of Lender and any purchaser shall be limited and restricted to their interest in the Premises and shall in no event exceed such interest.

      7. Lender's Right to Notice of Default and Motion to Cure: Tenant will give written notice to Lender of any default by Landlord under the Lease by mailing a copy of the same by certified mail, postage prepaid, addressed as follows (or to such other address as may be specified from time to time by Lender to Tenant):

      To Lender:  New York Life Insurance Company
                  [New York Life Insurance and Annuity Corporation] 51 Madison Avenue
                  New York, NY 10010
                  Attn: Senior Vice President
                        Mortgage Finance Department

Upon such notice, Lender shall be permitted and shall have the option, in its sole and absolute discretion, to cure any such default during the period of time during which the Landlord would be permitted to cure such default, but in any event, Lender shall have a period of thirty (30) days after the receipt of such notification to cure such default, provided, however, that in the event Lender is unable to cure the default by exercise of reasonable diligence within such 30 day period, Lender shall have such additional period of time as may be reasonably required to remedy such default with reasonable dispatch.

Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder in connection with any foreclosure proceedings.

      8. Successors and Assigns. The provisions of this Agreement are binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereof.

      IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written;


WITNESSED:                           TENANT:

                                     ______________________________________

_______________________________      By:___________________________________
                                     Name:_________________________________
_______________________________      Title:________________________________

                                     LENDER:

                                     NEW YORK LIFE INSURANCE COMPANY
                                     [NEW YORK LIFE INSURANCE AND
                                     ANNUITY CORPORATION]

_______________________________      By:___________________________________
                                     Name:_________________________________
                                     Title:________________________________
_______________________________

      The terms of the above Agreement are hereby consented, agreed to and acknowledged.

                                     LANDLORD:

                                     THORNALL ASSOCIATES, L.P.

_______________________________      By:___________________________________
                                     Name: Michael Alfieri
_______________________________      Title: Partner

                                                                       EXHIBIT C

                       Tenant's Plans and Specifications


                                       18